Exhibit 10.1

LEASE AGREEMENT	CONTRATO DE ARRENDAMIENTO
LEASE AGREEMENT ENTERED INTO BY AND BETWEEN LOGISTICA INDUSTRIAL DE TIJUANA ESTE, S.A. DE C.V., REPRESENTED BY MR. CARLOS ALBERTO JARAMILLO SILVA, (HEREINAFTER REFERRED TO AS THE ¨LESSOR¨), AND BY CO PRODUCTION DE TIJUANA, S.A. DE C.V., REPRESENTED BY MR. ROMAN ALONSO CASO ESPINOSA (HEREINAFTER REFERRED TO AS THE “LESSEE”) AND BY UFP TECHNOLOGIES, INC. REPRESENTED IN THIS ACT BY Mr. MITCHELL C. ROCK (HEREINAFTER REFERRED TO AS THE “GUARANTOR”), AND JOINTLY REFERRED TO AS THE ¨PARTIES¨, PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES:	CONTRATO DE ARRENDAMIENTO QUE CELEBRAN POR UNA PARTE, POR SU PROPIO DERECHO LOGISTICA INDUSTRIAL DE TIJUANA ESTE S.A. DE C.V., REPRESENTADA EN ESTE ACTO POR SU ADMINISTRADOR ÚNICO EL SEÑOR CARLOS ALBERTO JARAMILLO SILVA; (EN LO SUCESIVO DENOMINADO COMO EL “ARRENDADOR”) , Y POR LA OTRA CO PRODUCTION DE TIJUANA, S.A. DE C.V.,REPRESENTADA EN ESTE ACTO POR EL SR. ROMAN ALONSO CASO ESPINOSA (EN LO SUCESIVO DENOMINADO COMO EL “ARRENDATARIO”) , Y UFP TECHNOLOGIES, INC., REPRESENTADA EN ESTE ACTO POR EL SEÑOR MITCHELL C. ROCK (EN LO SUCESIVO DENOMINADO COMO EL “FIADOR”) , TODAS ELLAS REFERIDAS EN ADELANTE DE MANERA CONJUNTA COMO ¨LAS PARTES¨, QUIENES SE SUJETAN AL TENOR DE LAS DECLARACIONES Y CLÁUSULAS SIGUIENTES:
R E P R E S E N T A T I O N S	D E C L A R A C I O N E S
I. The LESSOR, through its legal representative states that:	I. EL ARRENDADOR, por conducto de su representante legal, declara que:
a) It is duly incorporated under Mexican laws, as evidenced by Public Instrument number 31691 (thirty one thousand six hundred ninety one) Volume number 94 (ninety four), dated October 23, 2017, granted before Mr. Jose Manuel Magallón Osuna, Notary Public number 147, domiciled in the City of Mazatlán, Sinaloa, México, which is registered in the Public Registry of Property and Commerce in the city of Mazatlán, Sinaloa, Mexico, under Folio Mercantil number 2017096545, dated December 1, 2017, same that is attached to this document as Exhibit “A”, which forms an integral part of this Agreement.

a) Se encuentra debidamente constituida conforme a las leyes mexicanas, según lo acredita mediante Escritura Publica número 31691 (treinta y un mil seiscientos noventa y uno) Volumen XCIV (nonagésimo cuarto) , Libro 1 (uno) de fecha 23 de Octubre de 2017, pasada ante la fe del Lic. José Manuel Magallón Osuna, Notario Público número 147, con residencia en la Ciudad de Mazatlán, Sinaloa, México, la cual se encuentra inscrita en el Registro Público de la Propiedad y de Comercio en la Ciudad de Mazatlán, Sinaloa, México, bajo Folio Mercantil Electrónico número 2017096545, de fecha 1 de Diciembre de 2017, mismo que se agrega en copia al presente como Anexo “A”, que forma parte integral del presente Contrato.

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b) Its representative has the necessary and sufficient authority to bind it to faithfully comply with all the conditions of this Agreement, as evidenced by the public instrument number 11798-17 (eleven thousand seven hundred ninety eight script seventeen) Volume 7 (seven), dated December 6, 2017, granted before Mr. Guillermo Caropresi Gomez, Notary Public number 17 (seventeen), domiciled in the City of Tijuana, Baja California, México, which is registered in the Public Registry of Property and Commerce in the city of Mazatlán, Sinaloa, Mexico, under Folio Mercantil number 2017096545, dated January 30, 2018, same that is attached to this document as Exhibit “B”, which forms an integral part of this Agreement. STATING UNDER OATH that, as of this date, such authority has not been revoked or limited by the legal entity that he represents.

b) Su representante cuenta con las facultades suficientes y necesarias para obligarla al fiel cumplimiento de todas las condiciones de este Contrato; según lo acredita mediante la Póliza Mercantil número 11798-17 (once mil setecientos noventa y ocho guion diecisiete) , Libro de Registro Volumen 7 (siete) , de fecha 06 (seis) de Diciembre de 2017 (dos mil diecisiete) , pasada ante la fe del Licenciado y Contador Público Guillermo Caropresi Gomez, Corredor Publico número 17 (diecisiete) de la Ciudad de Tijuana, Baja California, México ente inscrito en la Sección Comercio del Registro Público de la Propiedad y del Comercio de la Ciudad de Mazatlán, Sinaloa, México, mediante folio 2017096545, en fecha 30 (treinta) de Enero de 2018 (dos mil dieciocho) , mismo que se agrega en copia al presente como Anexo “B”, que forma parte integral del presente Contrato. Manifestando BAJO PROTESTA DE DECIR VERDAD que, a la fecha, dichas facultades no le han sido revocadas o limitadas por la persona moral a la que representa.

c) As evidenced in public deed 79,646 dated August 3, 2018 passed certified by José Román Leyva Mortera, notary public number 5 of Tijuana, Baja California, registered in the Public Registry of Property and Commerce in Tijuana on property files 1166506 and 1211651 on October 19, 2018, acquired from the commercial company CBD INVERSIONES, SA DE C.V., the following properties:

c) Según consta en la escritura pública 79,646 de fecha 3 de agosto de 2018 pasada ante la fe del Lic. José Román Leyva Mortera, titular de la notaría pública número 5 de Tijuana, Baja California, inscrita en el Registro Público de la Propiedad y de Comercio en Tijuana en los folios reales 1166506 y 1211651 el día 19 de octubre de 2018, adquirió de la sociedad mercantil CBD INVERSIONES, S.A. DE C.V., los siguientes inmuebles:

(i) The parcel of land identified as "A-3", resulting from the subdivision of Parcel "A", of the rural property called "Piedras Blancas", located in La Mesa Delegation (currently La Presa Delegation) of Tijuana, Baja California, which has a documented area of 23,135,288 m2, with cadastral code WM-495-093, and property file number 1166506; and

   (i) La fracción de terreno marcado como "A-3", resultante de la subdivisión de la Fracción "A", del predio rústico denominado "Piedras Blancas", ubicado en la Delegación La Mesa (actualmente Delegación La Presa) de Tijuana, Baja California, misma que cuenta con una superficie documental de 23,135.288 m2, con clave catastral WM-495-093, y folio real número 1166506; y

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(ii) Parcel "A-18" resulting from the subdivision of Parcel "A-1", in turn resulting from the subdivision of Parcel "A" of the aforementioned rural property called 'Piedras Blancas " (located in La Mesa (currently La Presa Municipality) of Tijuana, Baja California, which has a documented surface of 33,058,800 m2, with current cadastral code WM-495-034, and property file number 1211651.

   (ii) La fracción "A-18" resultante de la subdivisión de la Fracción "A-1", a su vez resultante de la subdivisión de la Fracción "A" del ya referido predio rústico denominado 'Piedras Blancas", ubicado en la Delegación La Mesa (actualmente Delegación La Presa) de Tijuana, Baja California, misma que cuenta con una superficie documental de 33,058.800 m2, con clave catastral actual WM-495-034, y folio real número 1211651.

d) As evidenced in public deed 79,786 dated September 10, 2018 passed certified by José Román Leyva Mortera, notary public number 5 of Tijuana, Baja California, registered in the Public Registry of Property and Commerce in Tijuana on property files 1153290 on October 19, 2018, acquired from the commercial company LOGISTICA INDUSTRIAL DE TIJUANA ESTE S.A. DE C.V. , the parcel “A", resulting from the subdivision of a fraction of the rural property called "Poza de Encino" or “Piedras Blancas”, located in La Mesa Delegation (currently La Presa Delegation) of Tijuana, Baja California, which has a documented area of 69,663.121, square meters, with cadastral code DM-008-809, and property file number 1153290.

d) Según consta en la escritura pública 79,786 de fecha 10 de septiembre de 2018 pasada ante la fe del Lic. José Román Leyva Mortera, titular de la notaría pública número 5 de Tijuana, Baja California, inscrita en el Registro Público de la Propiedad y de Comercio en Tijuana en los folio real 1153290 el día 19 de octubre de 2018, adquirió de la sociedad mercantil LOGISTICA INDUSTRIAL DE TIJUANA ESTE S.A. DE C.V., la fracción "A" resultante de la subdivisión de la Fracción de terreno rustico denominado "poza de encino" o "Piedras Blancas", "A-1", ubicado en la Delegación La Mesa (actualmente Delegación La Presa) de Tijuana, Baja California, misma que cuenta con una superficie documental de 69,633.121 m2, con clave catastral actual DM-008-809, y folio real número 1153290.

e) As evidenced in public deed 79,652 dated August 3, 2018 passed certified by José Román Leyva Mortera, notary public number 5 of Tijuana, Baja California, registered in the Public Registry of Property and Commerce in Tijuana on property files 954328 on October 19, 2018, a copy of which is added in a copy as Annex “C-1”, which is an integral part of this Contract, acquired from the commercial company CBD INVERSIONES SA DE C.V., the parcel “A", resulting from the subdivision of a fraction of the rural property called "Puerta de Madera" located at La Mesa Delegation (currently La Presa Delegation) of Tijuana, Baja California, which has a documented area of 56,716.80, square meters, with cadastral code WM-532-008, and property file number 954328.

e) Según consta en la escritura pública 79,652 de fecha 3 de agosto de 2018 pasada ante la fe del Lic. José Román Leyva Mortera, titular de la notaría pública número 5 de Tijuana, Baja California, inscrita en el Registro Público de la Propiedad y de Comercio en Tijuana en los folio real 954328 el día 19 de octubre de 2018, cuya copia se agrega en copia como Anexo “C-1”, el cual forma parte integrante del presente Contrato adquirió de la sociedad mercantil CBD INVERSIONES SA DE C.V. , La fracción de terreno segregada del predio rustico denominado "puerta de madera", ubicado en la Delegación La Mesa (actualmente Delegación La Presa) de Tijuana, Baja California, misma que cuenta con una superficie documental de 56,716.80m2, con clave catastral actual WM-532-008, y folio real número 954328.

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f) On the parcels described in paragraphs c), d) and e) above, it has developed an industrial park known as “Parque Sur”, which official number is 22002 of Corredor Tijuana-Rosarito 2000, Colonia El Realito, Tijuana, Baja California, México, as evidenced in the certificate which copy is attached to this document as Exhibit “C-2”, which forms an integral part of this Agreement.

f) En los predios descritos en los incisos c), d) y e) anteriores, ha desarrollado un parque industrial conocido como “Parque Sur”, cuyo número oficial es el 22002, Corredor Tijuana-Rosarito 2000, Colonia El Realito, Tijuana, Baja California, México, según el documento que se agrega en copia como Anexo “C-2”, el cual forma parte integrante del presente Contrato.

g) The referred parcels include a polygon identified as “WM-532-008” with an approximate area of 56,716.80 (fifty six thousand seven hundred sixteen point eighty) square meters and within such land a portion of 26,725.80 (twenty six thousand seven hundred twenty five point eighty) square meters LESSOR shall build an industrial building with an area of approximately 167,052.87 ft2 (one hundred sixty seven thousand fifty two point eighty seven) square feet which will be divided in two modules. The first identified as module 1 with an area approximately of 83,526.43 ( eighty three thousand five hundred twenty six point forty three) square feet (“MODULE 1”), and module 2 with an area approximately of 83,526.43 ( eighty three thousand five hundred twenty six point forty three) square feet (“MODULE 2”).

That MODULE 1 is suitable for the industrial use of the LESSEE and will consist of: (i) an area of approximately 83,526.43 ( eighty three thousand five hundred twenty six point forty three) square feet (ii) an area which may be used as a maneuvering yard with 4 docking positions with the possibility to expand to 3 (three) more, and a parking lot for 64 (sixty four vehicles. The polygon and the constructions described above as MODULE 1 hereinafter shall be designated for purposes of this Agreement as the “LEASED PROPERTY”, which graphic representation and technical specifications are contained in the design plans and documents attached hereto as Exhibit “D” and which form part of this Agreement.

g) Los predios referidos incluyen un polígono identificado como “WM-532-008” con una superficie aproximada de 56,716.80 (cincuenta y seis mil setecientos dieciséis punto ochenta) metros cuadrados y que dentro de una porción de dicho predio de 26,725.80 (veintiséis mil setecientos veinticinco punto ochenta) metros cuadrados se construirá una Nave Industrial con una superficie aproximada de 167,052.87 (ciento sesenta y siete mil cincuenta y dos punto ochenta y siete) pies cuadrados la cual será dividida en dos módulos, el primero identificado como modulo 1 con un área de 83,526.43 (ochenta y tres mil quinientos veintiséis punto cuarenta y tres) pies cuadrados y modulo 2 con un área de 83,526.43 (ochenta y tres mil quinientos veintiséis punto cuarenta y tres) pies cuadrados.

Que el módulo 1 se encontrara en condiciones para el uso industrial del ARRENDATARIO y constara de: (i) un área de 83,526.43 (ochenta y tres mil quinientos veintiséis punto cuarenta y tres) pies cuadrados (ii) un área para patio de maniobras con 4 (cuatro) posiciones de atraque, con posibilidad de ampliarse a 3 (tres) posiciones adicionales y un estacionamiento para 64 (sesenta y cuatro) vehículos. El polígono y las construcciones antes descritas como MODULO 1 en lo sucesivo serán designadas para efectos del presente Contrato como el “INMUEBLE ARRENDADO”, cuya representación gráfica y especificaciones técnicas se contienen en los planos de diseño y documentos que se agregan al presente como Anexo “D” y que forman parte de este contrato.

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That the official number of polygon “WM-532-008” where the LEASED PROPERTY is located is 12502, And. Arsenio Otañez, Colonia El Realito, Tijuana, Baja California, Mexico, as evidenced in the certificate which copy is attached to this document as Exhibit “C-3”, which forms an integral part of this Agreement, and that from now on will be the official address of the LEASED PROPERTY.

h) In accordance with the corporate purpose of the LESSOR, its main activity is the LEASE of real estate.

Que el numero oficial del poligono “WM-532-008” donde en una porcion del mismo se ubica el INMUEBLE ARRENDADO es el 12502, And. Arsenio Otañez, Colonia El Realito, Tijuana, Baja California, México, según el documento que se agrega en copia como Anexo “C-3”, el cual forma parte integrante del presente Contrato, y el cual de aquí en adelante sera el domicilio oficial del INMUEBLE ARRENDADO.

h) De conformidad con el objeto social del ARRENDADOR, su principal actividad es el ARRENDAMIENTO de inmuebles.

i) As of the date of execution of this Agreement, THE LEASED PROPERTY has Land Use (zoning) authorized for light industrial activities, pursuant to the land use authorization evidenced by the document which copy is attached hereto as Annex “E” and which forms part of this Agreement.

i) A la fecha de celebración de este Contrato, EL INMUEBLE ARRENDADO cuenta con Uso de Suelo autorizado para actividades industriales ligeras en términos de la autorización de uso de suelo que consta en el documento cuya copia se agrega como Anexo “E” y que forma parte integrante del presente Contrato.

j) Both the funds used by the LESSOR to acquire and develop the parcels described in paragraph d) above, and the funds that the LESSOR will use to comply with its obligations under this Agreement, come from legal sources.

j) Tanto los recursos empleados por el ARRENDADOR para la adquisición y urbanización de los predios descritos en el inciso d) anterior, como los recursos que utilizará el ARRENDADOR para dar cumplimiento a sus obligaciones materia de este Contrato, provienen de fuentes lícitas.

k) It has the technical capacity, economic solvency and sufficient human and material resources to comply with its obligations under this Agreement, especially its obligation to carry out the construction of the LEASED PROPERTY, based on the Technical Specifications requested.

k) Cuenta con la capacidad técnica, la solvencia económica y los recursos tanto humanos como materiales suficientes para dar cumplimiento a sus obligaciones conforme a este Contrato, especialmente a su obligación de llevar a cabo la edificación del INMUEBLE ARRENDADO, con base en las especificaciones solicitadas.

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l) Its Federal Taxpayers Registry number is LIT1710129P2.	l) Su registro Federal de Contribuyentes es: LIT1710129P2.
m) For the purposes of this Agreement, it indicates as address to hear and receive all types of notifications, the one indicated in the relevant clause of this Agreement.

m) Para efectos de este Contrato, señala como domicilio para oír y recibir todo tipo de notificaciones el ubicado en Calle Misión de San Javier, número 10643, Interior 210A, Colonia Zona Urbana Rio Tijuana, en la ciudad de Tijuana, Baja California, México, C.P. 22010.

n) Applies sound corporate anti-corruption practices within its organization and with respect to individuals and entities with which it relates in conducting its business and the fulfillment of its commitments and agreements, in order to prevent, avoid and reject illicit behavior, including the commission of crimes, such as influence peddling, bribery or embezzlement, which is prohibited by the Federal Criminal Code in Mexico, in accordance with Anti-Corruption Laws (as this term is defined below), the Convention to Fight Bribery of Foreign Public Servants in International Commercial Transactions, of which Mexico is a party, as well as provisions of the FCPA (as said term is defined below).

n) Aplica las sanas prácticas corporativas anticorrupción al interior de su organización y con respecto a personas y entidades con las que se relaciona en la conducción de sus negocios y el cumplimiento de sus compromisos y contratos, con objeto de prevenir, evitar y rechazar conductas ilícitas, incluyendo la comisión de delitos, tales como el tráfico de influencias, el cohecho o el peculado, que sanciona el Código Penal Federal en México, en concordancia con las Leyes Anti-Corrupción (como dicho término se define más adelante) , la Convención para Combatir el Cohecho de Servidores Públicos Extranjeros en Transacciones Comerciales Internacionales, de que México es parte, así como de disposiciones de la FCPA (como dicho término se define más adelante).

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o) That the LESSOR , its affiliates, its respective intermediaries or agents acting in this Agreement, are not or have not been in the past, as applicable, as of the date of this Agreement nor will in the future: ( a) perform transactions, or become involved in any transaction, or negotiating with any individual appearing on the list published by the "OFAC" (the Office of Foreign Assets Control of the United States of America, Department of Finance -US Office of Foreign Assets Control, Department of the Treasury-) of prohibited countries, territories, "specially designated nationals" or "blocked persons" (each a "Forbidden Person") (list that may be consulted at: http: // www. ustreas.gov / offices / enforcement / ofac /), including, making or receiving a contribution of funds, goods or services to, or for the benefit of, any Forbidden Person; (b) subject to investigation by any governmental authority or charged for money laundering, drug trafficking, terrorism or similar conduct, (c) involved in certain transactions with countries or organizations designated under Section 311 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of the United States of America (“USA Patriot Act”) that provides for certain special measures due to money laundering problems; (d) negotiating, or in any other way involved in any transaction related to, any property or indirect participation in blocked properties pursuant to Executive Order No. 13224 dated September 24, 2001, related to "Property Blockage and Prohibition of Transactions with People Who Commit, Who Threaten to Commit, or Support Terrorism "; (e) operating as a simulated bank (shell bank) or any entity with which a financial institution would be prohibited from operating in accordance with the USA Patriot Act; or (f) involved in or conspiring to be involved in any transaction that evades or avoids, or has the purpose of avoiding or evading, or attempts to violate, any of the prohibitions contained in (1) any anti-money laundering law of the United States of America, (2) the Foreign Corrupt Practices Act of the United States of America (“FCPA”), (3) mail fraud or electronic media laws in the United States of America, (4) the Travel Act of the United States of America, (5) any or similar legislation or (6) any regulation thereof promulgated under foreign laws.

o) Que el ARRENDADOR, ni sus afiliadas, ni cualquiera de sus respectivos intermediarios o agentes que actúen en el presente Contrato, ha sido o ha estado en el pasado, según corresponda, se encuentra en la fecha del presente Contrato o estará en el futuro: (a) realizando operaciones, o se encuentra involucrado en cualquier transacción, o negociando con cualquier persona que aparezca en la lista publicada por la “OFAC” (la Oficina de Control de Activos Extranjeros de los Estados Unidos de América, Departamento de Finanzas -U.S. Office of Foreign Assets Control, Department of the Treasury-) de países prohibidos, territorios, “nacionales especialmente designados” o “personas bloqueadas” (cada uno una “Persona Prohibida”) (lista que puede ser consultada en: http://www.ustreas.gov/ offices/ enforcement/ ofac/) , incluyendo, realizando o recibiendo una aportación de fondos, bienes o servicios a, o para el beneficio de, cualquier Persona Prohibida; (b) sujeto a investigación por cualquier autoridad gubernamental o imputado por lavado de dinero, tráfico de drogas, terrorismo o conductas similares, (c) involucrado en ciertas transacciones con países u organizaciones designadas en términos de la Sección 311 de la Ley para unir y fortalecer América proveyendo las herramientas apropiadas, requeridas para impedir y obstaculizar el terrorismo de los Estados Unidos de América (“Ley USA Patriot”) que prevé ciertas medidas especiales debido a problemas de lavado de dinero; (d) negociando, o de cualquier otra forma involucrado en cualquier transacción relacionada con, cualquier propiedad o participación indirecta en propiedades bloqueadas de conformidad con la Orden Ejecutiva No. 13224 con fecha 24 de septiembre de 2001, relacionada con “Bloqueo de Propiedades y Prohibición de Transacciones con Personas que Cometen, que Amenazan Cometer, o Apoyan el Terrorismo”; (e) operando como banco simulado (shell bank) o cualquier entidad con la que una institución financiera tendría prohibido operar de conformidad con la Ley USA Patriot; o (f) involucrado en o conspirando involucrarse en cualquier transacción que evada o evite, o tenga el propósito de evitar o evadir, o atente violar, cualquiera de las prohibiciones contenidas en (1) cualquier ley anti-lavado de dinero de los Estados Unidos de América, (2) la Ley de Prácticas Corruptas en el Extranjero (“FCPA”), (3) las leyes de fraude por correo o medios electrónicos en los Estados Unidos de América, (4) la Ley de Viaje de los Estados Unidos de América (Travel Act) , (5) cualquier ley similar o que la sustituya o (6) cualquier regulación relacionada promulgada bajo leyes extranjeras.

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II. The LESSEE, through its legal representative states that:	II. EL ARRENDATARIO, por conducto de su representante legal, declara que:
a) It is duly incorporated under Mexican laws, as evidenced by Public Instrument number 2483-05, dated February 22, 2005, granted before Public Broker number 17 for Baja California, Guillermo Caropresi Gomez , which is registered in the Public Registry of Property and Commerce in the city of Tijuana, Baja California, under registration number 5421546, Commerce Section with registration date May 24, 2005, with said instrument attached hereto as Exhibit “F”. LESSEE conducts manufacturing operations under a Maquila (IMMEX) Program in Tijuana, Baja California, as noted in Exhibit G”.

a) Se encuentra debidamente constituida conforme a las leyes mexicanas, según lo acredita mediante Instrumento Público de fecha 22 de febrero de 2005, pasada ante la fe del. Corredor Público número 17 para Baja California, Lic. Guillermo Caropresi Gómez, la cual se encuentra inscrita en el Registro Público de la ciudad de Tijuana, Baja California, bajo la partida número 5421546, Sección Comercio con fecha de inscripción 24 de mayo de 2005, misma que se agrega en copia al presente como Anexo “F”, que forma parte integral del presente Contrato. EL ARRENDATARIO opera como una planta industrial bajo un programa IMMEX en la Ciudad de Tijuana Baja California México, como se desprende del Anexo “G”.

b) Its representative has the necessary and sufficient authority to bind it to faithfully comply with all the conditions of this Agreement, as evidenced by in public instrument number 180, volume 3, dated September 14, 2020, granted before notary public Roman Leyva Castro, notary public number 38 in Tijuana, Baja California, which is registered in the Public Registry of Property and Commerce in the city of Tijuana, Baja California, under electronic commercial folio number 28537, with registration date November 20, 2020, with said instrument attached hereto as Exhibit H”. STATING UNDER OATH that, as of this date, such authority has not been revoked or limited by the legal entity that he represents.

b) Su representante cuenta con las facultades suficientes y necesarias para obligarla al fiel cumplimiento de todas las condiciones de este Contrato; según lo acredita mediante la escritura pública número 180, volumen 3 de fecha 14 de septiembre de 2020, pasada ante la fe del Lic. Jose Roman Leyva Castro, notario público número 38 en Tijuana, Baja California, mismo que se encuentra inscrito en el Registro Público de la propiedad y de comercio en Tijuana, bajo folio mercantil electrónico 28537 con fecha 20 de noviembre de 2020,, mismo que se agrega en copia al presente como Anexo “H”. Manifestando BAJO PROTESTA DE DECIR VERDAD que, a la fecha, dichas facultades no le han sido revocadas o limitadas por la persona moral a la que representa.

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c) It is their wish to take on LEASE from the LESSOR the LEASED PROPERTY.	c) Es su deseo tomar en ARRENDAMIENTO del ARRENDADOR el INMUEBLE ARRENDADO.
d) The resources that the LESSEE will use to comply with its obligations under this Agreement come from legal sources.	d) Los recursos que utilizará el ARRENDATARIO para dar cumplimiento a sus obligaciones materia de este Contrato provienen de fuentes lícitas.
e) Applies sound corporate anti-corruption practices within its organization and with respect to individuals and entities with which it relates in the conduct of its business and the fulfillment of its commitments and agreements, in order to prevent, avoid and reject illicit behavior, including the commission of crimes, such as influence peddling, bribery or embezzlement, which is sanctioned by the Federal Criminal Code in Mexico, in accordance with Anti-Corruption Laws (as this term is defined below), the Convention to Fight Bribery of Foreign Public Servants in International Commercial Transactions, of which Mexico is a party, as well as provisions of the FCPA.

e) Aplica las sanas prácticas corporativas anticorrupción al interior de su organización y con respecto a personas y entidades con las que se relaciona en la conducción de sus negocios y el cumplimiento de sus compromisos y contratos, con objeto de prevenir, evitar y rechazar conductas ilícitas, incluyendo la comisión de delitos, tales como el tráfico de influencias, el cohecho o el peculado, que sanciona el Código Penal Federal en México, en concordancia con las Leyes Anti-Corrupción (como dicho término se define más adelante) , la Convención para Combatir el Cohecho de Servidores Públicos Extranjeros en Transacciones Comerciales Internacionales, de que México es parte, así como de disposiciones de la FCPA.

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f) That the LESSEE, its affiliates, its respective intermediaries or agents acting in this Agreement, are not or have not been in the past, as applicable, as of the date of this Agreement nor will in the future: (a) perform transactions, or become involved in any transaction, or negotiate with any individual appearing on the list published by the OFAC of a Forbidden Person, including, making or receiving a contribution of funds, goods or services to, or for the benefit of, any Forbidden Person; (b) subject to investigation by any governmental authority or charged for money laundering, drug trafficking, terrorism or similar conduct, (c) involved in certain transactions with countries or organizations designated under Section 311 of USA Patriot Act that provides for certain special measures due to money laundering problems; (d) negotiating, or in any other way involved in any transaction related to, any property or indirect participation in blocked properties pursuant to Executive Order No. 13224 dated September 24, 2001, related to "Property Blockage and Prohibition of Transactions with People Who Commit, Who Threaten to Commit, or Support Terrorism "; (e) operating as a simulated bank (shell bank) or any entity with which a financial institution would be prohibited from operating in accordance with the USA Patriot Act; or (f) involved in or conspiring to be involved in any transaction that evades or avoids, or has the purpose of avoiding or evading, or attempts to violate, any of the prohibitions contained in (1) any anti-money laundering law of the United States. of America, (2) the FCPA, (3) mail fraud or electronic media laws in the United States of America, (4) the Travel Act of the United States of America, (5) any or similar legislation or (6) any regulation thereof promulgated under foreign laws.

f) Que el ARRENDATARIO, ni sus afiliadas, ni cualquiera de sus respectivos intermediarios o agentes que actúen en el presente Contrato, ha sido o ha estado en el pasado, según corresponda, se encuentra en la fecha del presente Contrato o estará en el futuro: (a) realizando operaciones, o se encuentra involucrado en cualquier transacción, o negociando con cualquier persona que aparezca en la lista publicada por la OFAC a una Persona Prohibida, incluyendo, realizando o recibiendo una aportación de fondos, bienes o servicios a, o para el beneficio de, cualquier Persona Prohibida; (b) sujeto a investigación por cualquier autoridad gubernamental o imputado por lavado de dinero, tráfico de drogas, terrorismo o conductas similares, (c) involucrado en ciertas transacciones con países u organizaciones designadas en términos de la Sección 311 de Ley USA Patriot que prevé ciertas medidas especiales debido a problemas de lavado de dinero; (d) negociando, o de cualquier otra forma involucrado en cualquier transacción relacionada con, cualquier propiedad o participación indirecta en propiedades bloqueadas de conformidad con la Orden Ejecutiva No. 13224 con fecha 24 de septiembre de 2001, relacionada con “Bloqueo de Propiedades y Prohibición de Transacciones con Personas que Cometen, que Amenazan Cometer, o Apoyan el Terrorismo”; (e) operando como banco simulado (shell bank) o cualquier entidad con la que una institución financiera tendría prohibido operar de conformidad con la Ley USA Patriot; o (f) involucrado en o conspirando involucrarse en cualquier transacción que evada o evite, o tenga el propósito de evitar o evadir, o atente violar, cualquiera de las prohibiciones contenidas en (1) cualquier ley anti-lavado de dinero de los Estados Unidos de América, (2) la FCPA, (3) los reglamentos de fraude por correo o medios electrónicos en los Estados Unidos de América, (4) la Ley de Viaje de los Estados Unidos de América, (5) cualquier ley similar o que la sustituya o (6) cualquier regulación relacionada promulgada bajo leyes extranjeras.

g) It has the technical capacity, economic solvency and sufficient human and material resources to comply with its obligations under this Agreement.	g) Cuenta con la capacidad técnica, la solvencia económica y los recursos tanto humanos como materiales suficientes para dar cumplimiento a sus obligaciones conforme a este Contrato.
h) Its Federal Taxpayers Registry number is PTI050222BT8.	h) Su registro Federal de Contribuyentes es: PTI050222BT8.

i) For the purposes of this Agreement, it indicates as address to hear and receive all types of notifications, the one located at:

Blvd. Corredor Tijuana-Rosarito 2000

No. 15202 Interior MT8-10, 11 y 12

Zona Cerril General, C.P. 22163

Tijuana, Baja California

i) Para efectos de este Contrato, señala como domicilio para oír y recibir todo tipo de notificaciones el ubicado en:

Blvd. Corredor Tijuana-Rosarito 2000

No. 15202 Interior MT8-10, 11 y 12

Zona Cerril General, C.P. 22163

Tijuana, Baja California

III. The GUARANTOR, through its legal representatives’ states that:	III. EL FIADOR, por conducto de su representante legal, declara que:
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a) It is a commercial corporation validly constituted and legally existing under the laws of Delaware, United States of America, as evidenced in the authentication Certificate of Good Standing which copy is attached hereto as Exhibit "I” that is an integral part of this Agreement.

a) Es una sociedad mercantil válidamente constituida y legalmente existente al amparo de las leyes del Estado de Delaware, los Estados Unidos de América, según consta en el certificado de cumplimiento y copia se agrega al presente como Anexo “I, y que forma parte integral del presente contrato.

b) The representative has sufficient and necessary powers to bind it to the faithful fulfillment of all the conditions of this Contract; manifesting UNDER PROTEST TO SAY TRUTH that to date, these powers have not been revoked or limited by the legal entity they represent.

b) Su representante cuenta con las facultades suficientes y necesarias para obligarla al fiel cumplimiento de todas las condiciones de este Contrato; manifestando BAJO PROTESTA DE DECIR VERDAD que a la fecha, dichas facultades no le han sido revocadas o limitadas por la persona moral a la que representa.

c) It has a business relationship with the LESSEE; and therefore, it is interested in guaranteeing LESSEE’s obligations pursuant to this Agreement.	c) Tiene una relación de negocios con el ARRENDATARIO y por ende tiene interés en garantizar las obligaciones del mismo conforme a este Contrato.
d) Acknowledges that the LESSOR may not have entered into this Agreement without the GUARANTOR guaranteeing the obligations of the Tenant pursuant to the terms set forth in this Agreement.	d) Reconoce que el ARRENDADOR podría no haber celebrado este Contrato si el FIADOR no hubiera garantizado las obligaciones del ARRENDATARIO conforme a los términos de este Contrato.
e) The execution, delivery and fulfillment of this Agreement by GUARANTOR, are allowed by its corporate purpose, and have been duly authorized by all the necessary corporate acts, and do not violates, contravenes or breaches: (1) its current by-laws, or (2) any law or contractual restriction binding or affecting it.

e) La celebración, entrega y cumplimiento del presente Contrato por parte del FIADOR, están comprendidos dentro de su objeto social, y han sido debidamente autorizadas por todos los actos corporativos necesarios, y no viola, contraviene o incumple: (1) sus estatutos sociales vigentes, o (2) ley o restricción contractual alguna que le obligue o afecte.

f) No authorization nor approval from, nor any action by, nor is any notice or registration required before any person, corporate entity, governmental authority or regulating agency for the execution, delivery and fulfillment this Agreement by GUARANTOR, other than those approvals, actions, notices or registrations obtained or made prior to the execution of this Agreement.

f) No se requiere autorización o aprobación de, ni se requiere de cualquier otro acto por parte de, y no se requiere notificar o registrar ante, cualquier persona, órgano corporativo, autoridad gubernamental o agencia regulatoria alguna para la debida celebración, entrega y cumplimiento del presente Contrato por parte del FIADOR, salvo por aquellas autorizaciones, aprobaciones, notificaciones o registros obtenidos o realizados con anterioridad a la firma del presente Contrato.

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g) It has reviewed and agrees with the terms and conditions hereof and therefore it desires to become GUARANTOR of the LESSEE hereunder and to guarantee each and all of the LESSEE’s obligations pursuant to this Agreement.

g) Ha revisado y está de acuerdo con los términos y condiciones del presente Contrato, por lo que manifiesta que es su voluntad constituirse en FIADOR del ARRENDATARIO conforme a este Contrato, y garantizar todas y cada una de las obligaciones que a cargo del ARRENDATARIO derivan del mismo.

h) This Agreement constitutes legal and valid obligations for the GUARANTOR, enforceable against the GUARANTOR according to its own terms.	h) Este Contrato constituye obligaciones legales y válidas del FIADOR, exigibles en su contra de conformidad con sus respectivos términos.
III. ALL PARTIES, through their legal representative state:	IV. TODAS LAS PARTES, por medio de sus representante declaran:
a) That they wish to enter into this lease agreement, which hereinafter will be referred to as “Lease”, “Agreement” “this Lease,” “this Lease Agreement” or “this Agreement.”

a) Que desean celebrar este contrato de arrendamiento, el cual en adelante se denominará el “Arrendamiento”, “Contrato”, “este Arrendamiento”, “este Contrato de Arrendamiento”, o “el presente Contrato”.

b) That they recognize in each other the capacity with which they appear to enter into the present Agreement, and declare that during its execution there is no error, fraud, bad faith or any coercion that could affect its validity, so the PARTIES agree to subject themselves to the following:

b) Que se reconocen mutuamente la personalidad con la que comparecen a celebrar el presente acuerdo de voluntades, y declaran que durante su celebración no existe error, dolo, mala fe o coacción alguna que pudiera afectar su validez, por lo que las PARTES convienen en sujetarse a las siguientes:

C L A U S E S	C L Á U S U L A S
FIRST. – SUBJECT MATTER OF THE AGREEMENT	PRIMERA.- OBJETO

1.1. The PARTIES agree that the purpose of this Agreement, is precisely the LEASE of the LEASED PROPERTY. For such purpose, the LESSOR agrees to grant in LEASE to the LESSEE, and the latter agrees to receive in LEASE the LEASED PROPERTY, as such property has been described in paragraph g) of Section I of the Representations of this Agreement.

1.1. Las PARTES acuerdan que el objeto del presente Contrato, es precisamente el ARRENDAMIENTO del INMUEBLE ARRENDADO, por lo anterior, en este acto el ARRENDADOR se obliga a dar en ARRENDAMIENTO al ARRENDATARIO, y este último se obliga a tomar en ARRENDAMIENTO el INMUEBLE ARRENDADO, como dicho inmueble ha sido descrito en el inciso g) del numeral I del apartado de Declaraciones del presente Contrato.

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SECOND.- THE LEASED PROPERTY	SEGUNDA.- EL INMUEBLE ARRENDADO
2.1. The LESSOR agrees and undertakes to carry out, at its expense, the building of the LEASED PROPERTY, on the polygon described in paragraph f) of Section I of the Representations of this Agreement, either directly or through the contractors, subcontractors and suppliers that the LESSOR considers appropriate to its sole and exclusive discretion.

2.1. El ARRENDADOR conviene y se obliga a llevar a cabo, por su cuenta y costo, la edificación del INMUEBLE ARRENDADO, en el polígono descrito en el inciso f) del numeral I del apartado de Declaraciones de este Contrato, ya sea directamente o través de los contratistas, subcontratistas y proveedores que el ARRENDADOR estime adecuados a su sola y exclusiva discreción.

2.2. The LEASED PROPERTY shall comply on THE FINAL DELIVERY DATE with all applicable regulations including but not limited to construction norms, land use, urban development plans, applicable state and municipal regulations, and with the Environmental Legislation (as such term is defined below), and on the FINAL DELIVERY DATE it shall have all licenses and permits required for the construction and occupation of the LEASED PROPERTY, copies of which will be provided to LESSOR.

2.2. El INMUEBLE ARRENDADO a la FECHA DE LA ENTREGA FINAL cumplirá con toda la normatividad aplicable incluyendo sin limitar normas de construcción, uso de suelo, planes de desarrollo urbano, regulaciones estatales y municipales aplicables y con la Legislación Ambiental (según dicho término se define más adelante), y a la FECHA DE ENTREGA FINAL contará con todas las licencias y permisos requeridos para la construcción y ocupación del INMUEBLE ARRENDADO.

Also, the LESSOR shall hand over to the LESSEE the corresponding Termination of Construction Notice, no longer than 30 (thirty) days after the Final Delivery Date.

Right of First Refusal. During the lease term, LESSEE shall have the Right of First Refusal to lease MODULE 2. If LESSOR receives a bona fide offer from a third party to lease MODULE 2, LESSOR will immediately notify LESSEE. LESSEE will have a period of fifteen (15) calendar days to notify LESSOR whether it elects to lease MODULE 2 based on the terms and conditions as per the offer received by LESSOR for such module. If LESSEE does not give notice of its intention to expand during the fifteen (15) calendar day period, LESSOR will be free to lease MODULE 2.

Asimismo, a más tardar treinta (30) días naturales posteriores a la Fecha de Entrega Final, el ARRENDADOR deberá también entregar al ARRENDATARIO el Aviso de Terminación de Obra correspondiente.

Derecho del tanto. Durante el plazo del arrendamiento, el ARRENDATARIO tendrá el derecho de preferencia para arrendar el MÓDULO 2. Si el ARRENDADOR recibe una oferta de buena fe de un tercero para arrendar el MÓDULO 2, el ARRENDADOR notificará inmediatamente al ARRENDATARIO. EL ARRENDATARIO tendrá un plazo de quince (15) días calendario para notificar al ARRENDADOR si opta por arrendar el MÓDULO 2 en los mismos términos y condiciones de la oferta recibida. Si el ARRENDATARIO no notifica su intención de expandirse durante el período de quince (15) días calendario, el ARRENDADOR podra rentar el MÓDULO 2.

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2.3. The LESSOR, either by itself or through its contractors, will be responsible for obtaining, where appropriate, all those licenses and permits necessary for the construction of the LANDLORD IMPROVEMENTS, a copy of which will be delivered to the LESSEE in conjunction with the LEASED PROPERTY.

2.3. EL ARRENDADOR, ya sea por si o a través de sus contratistas, será el responsable de la obtención, en su caso, de todas aquellas licencias y permisos necesarios para la realización de las obras de construcción del INMUEBLE ARRENDADO, copia simple de los cuales serán entregados al ARRENDATARIO en conjunto con el INMUEBLE ARRENDADO.

2.4. The LESSOR will be solely responsible for the personnel used to carry out the construction of the LANDLORD IMPROVEMENTS; therefore obligates itself to; (a) use qualified and adequate personnel for the construction of the LANDLORD IMPROVEMENTS, (b) ensure that the contractors and suppliers selected to carry out the construction of the INDUSTRIAL BUILDING have the material and human capacity necessary for the execution of the same, (c) that the personnel carrying out the construction have available at all times the necessary safety equipment, (d) ensure that the contractors’ and suppliers’ personnel are properly affiliated to the Mexican Social Security Institute, (e) ensure that there is reasonable liability insurance in a sufficient amount to cover LESSOR’s responsibility to carry out the works and in any case, defend, indemnify, keep and hold the LESSEE harmless, free, in peace and safe with respect to any and all responsibility for any type of accident or casualty during the execution of the construction, except when said accident is derived solely from acts or omissions of the LESSEE, its directors, officials, employees, advisors, representatives, contractors, factors, dependents, visitors or any other person for whom the LESSEE is responsible.

2.4. El ARRENDADOR será responsable por el personal utilizado para la realización de las obras; por lo tanto se obliga el mismo a: (a) utilizar personal calificado y adecuado para la construcción del INMUEBLE ARRENDADO, (b) cerciorarse de que los contratistas y proveedores seleccionados para realizar la construcción de la nave industrial cuenten con la capacidad material y humana necesaria para la ejecución de la misma, (c) que el personal que lleve a cabo la construcción cuente con el equipo de seguridad necesario, (d) que los contratistas y proveedores cuenten con los seguros de responsabilidad que se acostumbren para la realización de las obras y en todo caso, mantener al ARRENDATARIO libre , en paz y a salvo respecto de toda y cualquier responsabilidad por cualquier tipo de accidente o percance durante la realización de las obras de edificación, excepto cuando dicho accidente se derive de actos u omisiones del ARRENDATARIO, sus directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por las que el ARRENDATARIO sea responsable.

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2.5. During the period in which the construction of the LEASED PROPERTY is being carried out, the LESSEE and the GUARANTOR, jointly or separately, shall have the right to inspect that the works are executed by the LESSOR in compliance with this Agreement. Such inspections will be carried out through the advisors, representatives, contractors, factors, dependents, employees, officials, subcontractors, or consultants of the LESSEE and/or the GUARANTOR. The LESSEE and the GUARANTOR, jointly or separately, will have the right to access the works and to be accompanied by third-party visitors, for any legitimate purpose. The LESSEE and the GUARANTOR will comply and cause their advisers, representatives, contractors, factors, dependents, employees, officials, subcontractors, or consultants, visitors or any other person for whom the LESSEE or the GUARANTEE is responsible, comply with safety rules.

2.5. Durante el plazo en que se esté llevando a cabo la edificación del INMUEBLE ARRENDADO, el ARRENDATARIO y el FIADOR, conjunta o separadamente, tendrán el derecho a inspeccionar que las obras sean ejecutadas por el ARRENDADOR en cumplimiento al presente Contrato. Tales inspecciones serán realizadas por conducto de los asesores, representantes, contratistas, factores, dependientes, empleados, funcionarios, subcontratistas, o consultores del ARRENDATARIO y/o del FIADOR. El ARRENDATARIO y el FIADOR, conjunta o separadamente, tendrán el derecho a acceder a las obras y a acompañarse de visitantes terceras personas, para cualquier fin legítimo. El ARRENDATARIO y el FIADOR cumplirán y causará que sus asesores, representantes, contratistas, factores, dependientes, empleados, funcionarios, subcontratistas, o consultores, visitantes o cualquier otra persona por la que el ARRENDATARIO o el FIADOR sea responsable, cumplan con las medidas de seguridad.

The LESSEE and the GUARANTOR accept that all inspections and visits to the LEASED PROPERTY must be in business hours. Also they should deliver to the LESSOR a list with the names appointed by the LESSEE and GUARANTOR to comply with such inspection function during the construction period.

El ARRENDATARIO y el FIADOR aceptan que las inspecciones o visitas al INMUEBLE ARRENDADO deberán ser en horarios laborables de obra. Así también deberán proporcionar al ARRENDADOR una relación de las personas representantes del ARRENDATARIO y del FIADOR que cumplirán con dicha función de inspección dentro del proceso de construcción.

2.6. The LESSOR, either directly or through its contractors, subcontractors and/or suppliers, will be responsible for obtaining and paying for all those licenses and permits related to environmental impact, earth moving, land use, alignment and official number, the construction license and the notice of completion of the LANDLORD IMPROVEMENTS, as required by the applicable legislation (hereinafter referred to collectively as the “Construction Licenses”) will be delivered to the LESSEE precisely on the corresponding Date of Delivery as per clause third of this Agreement and will be an exhibit to the corresponding delivery minute, except for the termination of construction notice, that will be delivered 30 days after the Final Delivery Date of the Leased Property and shall be an exhibit to the delivery minute.

2.6. El ARRENDADOR, ya sea directamente o a través de sus contratistas, subcontratistas y/o proveedores, será el responsable de la obtención y pago de todas aquellas licencias y permisos relativos a movimientos de tierra, al uso de suelo, alineamiento y número oficial, la licencia de construcción y el aviso de terminación de obra del INMUEBLE ARRENDADO, según los mismos se requieran por la legislación aplicable (en lo sucesivo referidos en forma conjunta como las “Licencias de Construcción”) serán entregadas al ARRENDATARIO precisamente en la Fecha de Entrega Final con excepción al aviso de terminación de obra el cual se entregara 30 días después de la Fecha de Entrega Final del INMUEBLE ARRENDADO, y serán un anexo al Acta de Entrega correspondiente.

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2.7. On November 30, 2021, and from the time that the LESSOR partially delivers the LEASED PROPERTY and the LESSEE receives it, the LESSEE shall have the right to enter upon the LEASED PROPERTY during normal business hours, and at other times permitted by LESSOR, for the purpose of installing its improvements, including but not limited to completion of interior buildout, and installation of any associated electrical wiring, machinery and equipment (such period, the “EARLY ACCESS PERIOD”), provided that LESSEE does not interfere with LESSOR’S efforts to make a complete delivery of the LEASED PROPERTY to the LESSEE on the FINAL DELIVERY DATE. LESSEE shall have no right to commence business or industrial operations in or from any portion of the LEASED PROPERTY prior to the FINAL DELIVERY DATE. The design of LESSEE’s improvements will be subject to LESSOR’s final approval, which shall not be unreasonably withheld or delayed. Such approval shall be deemed to be granted in the event that the PARTIES agree on improvements in writing, or if LESSOR does not respond to LESSEE’s proposal for improvements within fifteen (15) business days.

2.7. El día 30 de Noviembre del 2021, y a partir del momento que el ARRENDADOR haga la entrega parcial del INMUEBLE ARRENDADO y el ARRENDATARIO reciba el mismo, el ARRENDATARIO tendrá el derecho de acceder al INMUEBLE ARRENDADO durante horas hábiles normales y durante otros horarios permitidos por el ARRENDADOR, con el propósito de que instale sus mejoras, que incluyen, entre otras, la conclusión de mejoras al interior del edificio, y la instalación de cualquier cableado, maquinaria y equipo eléctrico relacionado (dicho período, el “PERÍODO DE ACCESO ANTICIPADO”), siempre y cuando el ARRENDATARIO no interfiera con los esfuerzos del ARRENDADOR para realizar una entrega completa del INMUEBLE ARRENDADO al ARRENDATARIO en la FECHA DE ENTREGA FINAL. El Arrendatario no tendrá el derecho de iniciar sus operaciones industriales o de negocios en o desde cualquier parte del INMUEBLE ARRENDADO con anterioridad a la FECHA DE ENTREGA FINAL. El diseño de las mejoras del ARRENDATARIO estará sujeto a la aprobación final del ARRENDADOR, misma aprobación que no será negada ni retrasada injustificadamente. Dicha aprobación se entenderá otorgada en caso de que las PARTES acuerden mejoras por escrito, o si el ARRENDADOR no responde a la propuesta de mejoras del ARRENDATARIO dentro de los quince (15) días hábiles siguientes a la solicitud de aprobación.

The PARTIES agree that upon commencement of the EARLY ACCESS PERIOD, the LEASED PROPERTY shall be substantially completed, with a waterproofed roof, but electrical infrastructure and installations, and plumbing and lighting should be in process and in a near completion condition status.

Las PARTES acuerdan que al inicio del PERÍODO DE ACCESO ANTICIPADO, el INMUEBLE ARRENDADO estará materialmente concluida, con un techo impermeabilizado, pero la infraestructura eléctrica y ciertas instalaciones, plomería e iluminación deben estar en proceso y cerca de ser concluidas.

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THIRD. – DATE OF DELIVERY FOR THE USE AND OCCUPANCY OF THE LEASED PROPERTY.	TERCERA.- FECHA DE ENTREGA PARA USO Y OCUPACIÓN DEL INMUEBLE ARRENDADO.
3.1. The LESSOR, undertakes to deliver to the LESSEE, the LEASED PROPERTY, for its proper use and occupation, on December 31, 2021 (hereinafter the “FINAL DELIVERY DATE”), which may be extended by mutual agreement between the PARTIES.

3.1. El ARRENDADOR, se compromete a entregar al ARRENDATARIO el INMUEBLE ARRENDADO, para su adecuado uso y ocupación, el día 31de Diciembre de 2021 (en lo sucesivo la “FECHA DE ENTREGA FINAL”) misma fecha que podrá ser prorrogada por mutuo acuerdo por escrito entre las PARTES.

3.2. The LESSOR shall, at its own expense, deliver the LEASED PROPERTY to the LESSEE in compliance with the terms of this Lease. To the act of receipt and acceptance of the LEASED PROPERTY, the LESSEE and the GUARANTOR shall both be present. The LESSOR declares and warrants to the LESSEE that the LEASED PROPERTY will be delivered in perfect condition for the proposed use, including manufacturing of goods.	3.2. El ARRENDADOR deberá, a su costa, entregar el INMUEBLE ARRENDADO al ARRENDATARIO de conformidad con los términos de este Arrendamiento. A la recepción y aceptación del INMUEBLE ARRENDADO deberán concurrir el ARRENDATARIO y el FIADOR. El ARRENDADOR declara y garantiza al ARRENDATARIO que el INMUEBLE ARRENDADO se entregará en perfectas condiciones para el uso propuesto, incluida la fabricación de bienes.

3.3. On the Final Delivery Date the LEASED PROPERTY shall be completed in compliance with this Agreement, except for non-conformities or unfinished items that are (i) of minor relevance, (ii) related to ornamental features, gardening, exterior paint or others similar, and (iii) that do not interfere with the improvements and installation of machinery and equipment of the LESSEE nor with the industrial and business operation of the LESSEE (the “Minor Pending Items”).

3.3. En la FECHA DE ENTREGA FINAL, la construcción del INMUEBLE ARRENDADO habrá concluido de conformidad con este Contrato, con excepción de inconformidades o elementos inconclusos que sean (i) de importancia menor, (ii) relacionados a elementos ornamentales, jardinería, pintura exterior u otros similares, y (iii) que no interfieran con las mejoras e instalación de maquinaria y equipo del ARRENDATARIO ni con la operación industrial y de negocios del ARRENDATARIO (los “Pendientes Menores”).
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On the Final Delivery Date, the PARTIES shall do a walk-through to inspect the LEASED PROPERTY to verify that it complies with and meets all Technical Specifications, drawings and construction designs as per this Agreement. Once the LEASED PROPERTY is ready for delivery in terms of this Agreement, its possession will be delivered by the LESSOR to the LESSEE with the concurrence of the GUARANTOR and the three PARTIES will evidence the same by signing a certificate of delivery of possession. Also, in the event that there are Minor Pending Items, the PARTIES will list them in a “Punch List” that will be signed by the PARTIES. The LESSOR shall finalize the Minor Pending Items that are included in the Punch List within 30 calendar days from the date of the Punch List. The works to finalize the Minor Pending Items shall not interfere with the industrial and business operations of the LESSEE.

Unless the Parties agree otherwise, if LESSOR fails to finalize the punchlist within thirty (30) days, LESSEE may finalize at LESSOR’s expense. LESSOR shall promptly pay LESSOR’s expenses upon receipt of invoices related to the expense to complete the signed punchlist.

En la Fecha de Entrega Final, las PARTES harán un recorrido para inspeccionar el INMUEBLE ARRENDADO para verificar que cumpla con todas las Especificaciones Técnicas, planos y diseños de construcción de conformidad con este Contrato. Una vez que el INMUEBLE ARRENDADO esté listo para entrega en términos del presente Contrato, la posesión del mismo será entregada por el ARRENDADOR al ARRENDATARIO con la concurrencia del FIADOR y lo harán constar las tres PARTES firmando un acta de entrega de posesión. Asimismo, en caso de que existan Pendientes Menores, las PARTES los relacionarán en una “Lista de Pendientes” que será firmada por las PARTES. El ARRENDADOR finalizará los Pendientes Menores que se incluyan en la Lista de Pendientes dentro de los 30 días naturales contados a partir de la fecha de la Lista de Pendientes. Los trabajos para finalizar los Pendientes Menores no deberán interferir con las operaciones industriales y de negocios del ARRENDATARIO.

A menos que las Partes acuerden lo contrario, si el ARRENDADOR no finaliza la lista de pendientes dentro de los treinta (30) días, el ARRENDATARIO puede finalizar a cargo del ARRENDADOR. El ARRENDADOR deberá pagar sin demora los gastos del ARRENDADOR al recibir las facturas de los gastos relacionados a los trabajos para completar la lista de pendientes.

3.4. Change Orders. If LESSEE wishes to make any design changes during construction, LESSEE shall notify such request to LESSOR in writing with the consent of the GUARANTOR. In order for the change order to be valid and enforceable, it needs to be signed by any of the authorized individuals listed under Exhibit “J”. The LESSEE and the GUARANTOR may modify such list, with a simple written notice signed by its legal representative. If the requested change is made at a stage in construction where it can still be accommodated and does not add to the cost of construction nor delays the commencement of the EARLY ACCESS PERIOD or the FINAL DELIVERY DATE, LESSOR shall accommodate LESSEE at no additional cost. If the requested change increases the cost of construction but does not delay the commencement of the EARLY ACCESS PERIOD or the FINAL DELIVERY DATE, LESSOR shall respond with a quotation of the costs for the acceptance or rejection of by LESSEE. Any change that causes a delay in the commencement of the EARLY ACCESS PERIOD or the FINAL DELIVERY DATE, shall be agreed by the PARTIES.

3.4. Cambios. Si el ARRENDATARIO desea hacer algún cambio de diseño durante la construcción, el ARRENDATARIO deberá notificar dicha solicitud al ARRENDADOR por escrito con el consentimiento del FIADOR. Para que la orden de cambio sea válida, debe venir firmada por cualesquiera de las personas autorizadas que para tal efecto se enlistan en el Anexo “J”. El ARRENDATARIO y el FIADOR podrán modificar dicha lista de autorizados en cualquier momento, mediante notificación por escrito firmada por el representante legal. Si el cambio solicitado se realiza en una etapa de la construcción en donde la misma todavía se puede modificar y no incrementa el costo de la construcción ni retrasa el inicio de PERÍODO DE ACCESO ANTICIPADO o la FECHA DE ENTREGA FINAL, el ARRENDADOR deberá realizar los cambios sin costo o cargo adicional. Si el cambio solicitado incrementa el costo de la construcción pero no retrasa el inicio de PERÍODO DE ACCESO ANTICIPADO o la FECHA DE ENTREGA FINAL , el ARRENDADOR responderá con una indicación de los costos para la aceptación o rechazo del ARRENDATARIO. Cualquier cambio que cause un retraso del inicio de PERÍODO DE ACCESO ANTICIPADO o la FECHA DE ENTREGA FINAL deberá acordarse por las PARTES.

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3.5. In the event of force majeure that prevents the conclusion of the LEASED PROPERTY in time for the beginning of the EARLY ACCESS PERIOD or for its delivery on the FINAL DELIVERY DATE, the LESSOR must immediately notify the LESSEE of the force majeure event, the time it estimates the delay will be extended, and the measures it will adopt to mitigate the effects of force majeure. During the time that the effects of force majeure continue, the LESSOR will inform the LESSEE in writing of the situation of the works and any modification to the measures adopted to mitigate the effects of the force majeure. The LESSOR will not incur responsibility for the delay in the execution of the works caused by force majeure. For the purposes of this clause 3.4, force majeure means unforeseable events, beyond the control of the LESSOR that prevent the LESSOR from fulfilling its obligations related to the construction of the LEASED PROPERTY. The PARTIES agree, notwithstanding the provisions of Article 1986, second paragraph, of the Civil Code of Baja California, that in the event that due to force majeure, the LEASED PROPERTY has not been completed for delivery on the FINAL DELIVERY DATE and the impossibility of its conclusion and delivery continues for [3 (three)] months after from the FINAL DELIVERY DATE, the GUARANTOR or the LESSEE with the consent of the GUARANTOR will have the right to terminate this Contract, terminating the obligations derived from this Agreement to each of the PARTIES, and the PARTIES must refund any amounts they have received from any of the other PARTIES in connection with this Contract.

3.5. En caso de fuerza mayor o caso fortuito que impidan la conclusión del INMUEBLE ARRENDADO a tiempo para el inicio del PERÍODO DE ACCESO ANTICIPADO o para su entrega en la FECHA DE ENTREGA FINAL, el ARRENDADOR deberá comunicar inmediatamente al ARRENDATARIO el evento de fuerza mayor o caso fortuito, el tiempo que estima se prolongará el retraso y las medidas que adoptará para mitigar los efectos de la fuerza mayor o caso fortuito. Durante el tiempo que continúen los efectos de la fuerza mayor o caso fortuito, el ARRENDADOR informará por escrito al ARRENDATARIO de la situación que guarda la obra y cualquier modificación a las medidas adoptadas para mitigar los efectos de la fuerza mayor o caso fortuito. El ARRENDADOR no incurrirá en responsabilidad por el retraso en la ejecución de las obras causados por caso fortuito y fuerza mayor. Para los efectos de esta cláusula 3.4, caso fortuito y fuerza mayor significará eventos imprevistos, fuera del control del ARRENDADOR que impidan al ARRENDADOR cumplir con sus obligaciones relacionadas con la edificación del INMUEBLE ARRENDADO. Las PARTES acuerdan, no obstante lo dispuesto en el Artículo 1986, segundo párrafo, del Código Civil de Baja California, que en caso de que por caso fortuito o fuerza mayor no se haya concluido para su entrega del INMUEBLE ARRENDADO en la FECHA DE ENTREGA FINAL y la imposibilidad de su conclusión y entrega continúe [3 (tres)] meses contados a partir de la FECHA DE ENTREGA FINAL, el FIADOR o el ARRENDATARIO con el consentimiento del FIADOR tendrán el derecho de resolver el presente Contrato, extinguiéndose las obligaciones que del Contrato le derivan a cargo de cada una de las PARTES y debiendo las PARTES restituirse cualesquiera cantidades que hayan recibido de la otra parte en relación con este Contrato.

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3.6. On the Final Delivery Date, or any previous date on which the LESSOR has finished the Industrial Building that will be part of the LEASED PROPERTY and with the agreement of LESSEE, the LESSOR will deliver a written notification to the LESSEE and the GUARANTOR at least 5 (five) business days in advance, and the parties shall get together at the LEASED PROPERTY, with the purpose of inspect the LEASED PROPERTY and the specific technical works requested and described in Annex "D", and to sign a Delivery Certificate in which in any case must be included: (a) a description of the LEASED PROPERTY and the works carried out, (b) a photographic memory of the LEASED PROPERTY, (c) the take over of the LEASED PROPERTY by the LESSEE and (d) those other matters related to the delivery of the LEASED PROPERTY that the parties agree to include in said Delivery Certificate

3.6 En la Fecha de Entrega Final o en aquella otra fecha anterior en que el ARRENDADOR haya concluido la Nave Industrial que integrará al INMUEBLE ARRENDADO y con el contrato de arrendamiento, el ARRENDADOR notificará por escrito al ARRENDATARIO y al FIADOR con por lo menos 5 (cinco) días hábiles de anticipación, y las partes deberán reunirse en el INMUEBLE ARRENDADO, con el propósito de inspeccionar el INMUEBLE ARRENDADO y las obras técnicas específicas solicitadas y descritas en el Anexo “D”, y para suscribir un Acta de Entrega en la que en todo caso habrán de incluirse: (a) una descripción del INMUEBLE ARRENDADO y de las obras realizadas, (b) una memoria fotográfica del INMUEBLE ARRENDADO, (c) la toma de posesión del INMUEBLE ARRENDADO por el ARRENDATARIO y (d) aquellos otros asuntos que relacionados con la entrega del INMUEBLE ARRENDADO que las partes acuerden incluir en dicha acta de entrega.

The date of the Delivery Certificate will serve to indicate the starting day of the term of the lease contract described in clause 7.1 of this contract.

The LESSEE will start paying rent 2 months after the Final Delivery Date indicated in the present clause.

La fecha del Acta de entrega servirá para indicar el día de inicio del término del contrato de arrendamiento descrito en cláusula 7.1 del presente contrato.

De la misma manera la fecha de pago efectivo de renta por el ARRENDATARIO sera 2 meses calendario posteriores a la fecha de entrega final establecida acorde a la presente clausula.

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3.7 If LESSOR fails to deliver the LEASED PROPERTY on the Final Delivery Date, LESSOR shall indemnify LESSEE with an amount equal to the daily rental rate plus 50% (fifty percent) for each day Final Delivery is delayed, until Final Delivery is completed pursuant to this Section Three. The total amount of the penalty may, at LESSEE's sole election, be offset or discounted from the rent when such rent commences. For purposes of this Section, the daily rental rate shall be determined by dividing the monthly rate established in Section 8.1 by 30 (thirty).

3.7 Si el ARRENDADOR no entrega el INMUEBLE ARRENDADO en la Fecha de Entrega Final, el ARRENDADOR indemnizará al ARRENDATARIO con una cantidad igual a la tarifa de alquiler diaria más el 50% (cincuenta por ciento) por cada día que se retrase la Entrega Final, hasta que se realice la Entrega Final de conformidad con esta cláusula tercera. El monto total de la penalidad podrá, a elección exclusiva del ARRENDATARIO, compensarse o descontarse de la renta cuando inicie la obligación de pagar la misma. Para los fines de esta cláusula, la renta diaria se determinará dividiendo la renta mensual establecida en la cláusula 8.1 entre 30 (treinta).

FOURTH.- OWNERSHIP OF THE PROPERTY	CUARTA.- PROPIEDAD DEL INMUEBLE
4.1. The LESSOR owns the LEASED PROPERTY that the LESSEE can therefore enjoy and use in a peaceful and temporary manner, in accordance with this Agreement.	4.1. El ARRENDADOR tiene la propiedad del INMUEBLE ARRENDADO y el ARRENDATARIO podrá gozar y usar en forma pacífica y temporal EL INMUEBLE ARRENDADO, en términos del presente Contrato.
4.2. This Lease Agreement will continue in force despite any enforcement of any lien, mortgage or any other type of encumbrance that may exist on the LEASED PROPERTY, and no breach of payment of such lien, mortgage or encumbrance shall in any way prejudice the terms of this Agreement or otherwise affect the rights of the LESSEE set forth herein.

4.2. Este Contrato de Arrendamiento continuará surtiendo en efectos a pesar de la ejecución de cualquier gravamen, hipoteca o cualquier otro tipo de gravamen que pueda existir sobre el INMUEBLE ARRENDADO, y ningún incumplimiento del pago de tales gravámenes o hipotecas perjudicará de manera alguna los términos de este Contrato o los derechos del ARRENDATARIO pactados en el mismo.

FIFTH.- PERMITS	QUINTA.- PERMISOS.
5.1. The LESSOR warrants that the LEASED PROPERTY is in a zone authorized for light industrial use, pursuant to the terms of the land use authorization evidenced in the document which copy is attached hereto as Exhibit “E” and that forms part of this Agreement.

5.1. El ARRENDADOR hace del conocimiento al ARRENDATARIO, que el INMUEBLE ARRENDADO está ubicado en una zona autorizada para uso Industrial, en términos de la autorización de uso de suelo que consta en el documento cuya copia se agrega como Anexo “E” y que forma parte integrante del presente Contrato.

5.2. All permits related to land use (zoning) and construction licenses, or conclusion of works will be paid and obtained by the LESSOR, and will be provided to LESSOR and GUARANTOR upon request.

5.2. Todos los permisos relacionados con el uso de suelo, licencias de construcción o terminación de obra serán pagados y obtenidas por el ARRENDADOR, y serán proveídas al ARRENDADOR y al FIADOR cuando lo soliciten.

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SIXTH.- USE OF LEASED PROPERTY	SEXTA.- USO DEL INMUEBLE ARRENDADO
6.1. The uses that the LESSEE makes of the LEASED PROPERTY shall be the activities allowed by its corporate purpose, general office, warehouse, manufacturing of its products, services, product demonstration, employee training, lunchroom for its employees, auxiliary deposit and any other use related to, supplementary of, or derived from the foregoing.

6.1. Los usos que el ARRENDATARIO haga del INMUEBLE ARRENDADO serán las actividades relacionadas con su objeto social, oficina general, almacén, manufactura de sus productos, prestación de servicios, demostración de productos, entrenamiento de empleados, comedor para sus empleados, depósito auxiliar y cualquier otro uso relacionado, complementario y derivado de los anteriormente enunciados.

The LESSEE shall not use the LEASED PROPERTY for an unauthorized use, except with the written authorization from the LESSOR, which shall not be denied or delayed without cause. During the term of this Agreement, the LESSEE agrees not to perform, or allow any person to perform acts in the LEASED PROPERTY that violate the laws, statutes, regulations, restrictions or good governance regulations.

El ARRENDATARIO no deberá usar el INMUEBLE ARRENDADO para un uso no autorizado, salvo con la autorización por escrito del ARRENDADOR, que no será negada ni retrasada injustificadamente. Durante el término del presente Contrato, el ARRENDATARIO se obliga a no realizar, ni permitir a persona alguna realizar actos en el INMUEBLE ARRENDADO que violen las leyes, estatutos, ordenamientos, restricciones o reglamentos de buen Gobierno.

SEVENTH. – TERM.	SÉPTIMA. – VIGENCIA.
7.1. The term of this LEASE Agreement will be ten (10) years and (2) months mandatory, beginning at the date the LEASED PROPERTY is delivered to LESSEE (such term, hereinafter referred to as the “LEASE TERM”).

7.1. La vigencia de este Contrato de ARRENDAMIENTO, será de diez (10) años y (2) meses forzosos, iniciando a en la fecha en que el INMUEBLE ARRENDADO sea entregado y aceptado por el ARRENDATARIO (dicho plazo, en lo sucesivo el “TÉRMINO DEL ARRENDAMIENTO”).

7.2. The PARTIES agree, that the LESSOR in this act, grants to the LESSEE the option to extend the LEASE TERM for two (2) additional and consecutive terms of five (5) years each.

7.2. Las PARTES acuerdan, que el ARRENDADOR en este acto, otorga al ARRENDATARIO la opción de prorrogar el TÉRMINO DEL ARRENDAMIENTO por dos (2) períodos adicionales y consecutivos, de cinco (5) años cada uno.

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7.3. Likewise, in order for the LESSEE to exercise the option of extending the Agreement in accordance with this clause, it must be up to date with the payment of the rent and obtain the written consent of the GUARANTOR. The LESSEE must notify in writing to LESSOR 6 (six) months in advance of the termination date of the Agreement, or any of its extensions, its intention to exercise the option to extend the term of duration of the LEASE agreement.

7.3. Asimismo, para efectos de que el ARRENDATARIO pueda ejercer la opción de prórroga del Contrato de acuerdo a la presente cláusula, deberá estar al corriente del pago de la renta y obtener el consentimiento para ello por escrito del FIADOR. El ARRENDATARIO notificará por escrito al ARRENDADOR con 6 (seis) meses de anticipación al vencimiento del término del contrato o de cualquiera de sus extensiones, su intención de ejercer su derecho de prórroga de este Contrato.

7.4. In the event that the LESSEE does not notify the LESSOR of the exercise of its option of extension in terms of Section 7.3 above, the GUARANTOR shall have the right to partially subrogate in that right and, if applicable, will notify the LESSOR in writing 5 (five) months before the expiration of the term of the contract or any of its extensions, its intention to extend this Agreement.

7.4. En caso de que el ARRENDATARIO no notifique al ARRENDADOR el ejercicio de su opción de prórroga en términos de la Sección 7.3 anterior, el FIADOR tendrá el derecho de subrogarse parcialmente en ese derecho y en su caso notificará por escrito al ARRENDADOR con 5 (cinco) meses de anticipación al vencimiento del término del contrato o de cualquiera de sus extensiones, su intención prorrogar este Contrato.

7.5. If the LESSOR does not receive written notification from the LESSEE or GUARANTOR, within the terms described in subsections 7.3 and 7.4 above, it will be understood that this LEASE Agreement is considered non-extendable upon expiration, and the LESSEE waives its rights granted by Article 2359 of the Civil Code for the State of Baja California.

7.5 Si el ARRENDADOR no recibe notificación por escrito por parte del ARRENDATARIO o FIADOR, en los plazos descrito en el inciso 7.3 y 7.4 anterior, se entenderá que el presente Contrato de ARRENDAMIENTO se considera improrrogable a su vencimiento, y el ARRENDATARIO renuncia a sus facultades concedidas por el Artículo 2359 del Código Civil para el Estado de Baja California.

7.6. In the event that the parties do not agree to the renewal of this Contract, the LESSEE shall immediately hand over the possession of the LEASED PROPERTY upon expiration of the term of the contract or any of its extensions to the LESSOR, and in case of not doing so, LESSEE must pay for concept of damages, as of the termination of the Contract and during the time in which the LESSEE keeps in possession of the LEASED PROPERTY , the rent plus 50% (Fifty percent) of the monthly rent. Notwithstanding the foregoing, it should not be understood as a waiver by the LESSOR of her right to obtain possession of the LEASED PROPERTY, to receive the stipulated payment or part of it.

7.6 En caso de que no se convenga por las partes la renovación del presente Contrato, el ARRENDATARIO deberá inmediatamente entregar la posesión INMUEBLE ARRENDADO al vencimiento del término del contrato o cualquiera de sus prorrogas al ARRENDADOR, y en caso de no hacerlo, deberá pagar por concepto de daños, a partir de la terminación del Contrato y durante el tiempo en que continúe en posesión del INMUEBLE ARRENDADO la renta del mismo más un 50% (Cincuenta por ciento) del valor de la renta mensual. No obstante lo anterior, no deberá entenderse como una renuncia del ARRENDADOR a su derecho de obtener la posesión del INMUEBLE ARRENDADO, el recibir el pago estipulado o parte del mismo.

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EIGHTH. – RENT, TERMS AND CONDITIONS OF PAYMENT.	OCTAVA.- RENTA, TÉRMINOS Y CONDICIONES DE PAGO.
8.1 .The price of the rent will be determined by calculating the total constructed area of the LEASED PROPERTY excluding maneuvering patios and parking, and multiplying it by the amount of USD$0.55 (fifty five cents United States currency) for each square foot of the LEASED PROPERTY space. The PARTIES agree to fix an estimated area of LEASE equivalent to an area of 83,526.43 ( eighty three thousand five hundred twenty six point forty three) square feet adjusting the rent to the terms indicated above, giving a monthly rent amount of $45,939.53 USD (forty five thousand nine hundred thirty nine dollars and 53/100 US CY) United States Currency plus the corresponding Value Added Tax per month; with an annual increase, from each anniversary, by 2.5% (two point five percent). The first rent increase shall occur one year fourteen (14) months after Final Delivery, and every year anniversary.

8.1. El precio de la renta será determinada calculando la superficie total construida del INMUEBLE ARRENDADO excluyendo los patios de maniobras y los estacionamientos, y multiplicándola por la cantidad de USD$0.55 (cincuenta y cinco centavos) moneda de los Estados Unidos de América, por cada pie cuadrado de superficie. Las PARTES convienen fijar una superficie estimada de ARRENDAMIENTO equivalente a un área de 83,526.43 (ochenta y tres mil quinientos veintiseis punto cuarenta y tres) pies cuadrados, ajustándose la renta a los términos antes indicados, dando un total $45,939.53 (cuarenta y cinco mil novecientos treinta y nueve 53/100) Moneda de los Estados Unidos de América, más el correspondiente Impuesto al Valor Agregado por mes; con un incremento anual del 2.5%. El primer aumento de alquiler ocurrirá catorce (14) meses después de la Entrega Final, y a partir de dicha fecha cada año de aniversario.

8.2 .The monthly payments mentioned in this clause, must be made by the LESSEE in dollars legal currency of the United States of America unless prohibited by Mexican law. All payments must be made in advance during the first 5 (five) calendar days of each month, during the Initial Term and its renewals.

8.2. Los pagos mensuales mencionados en la presente Clausula, deberán ser efectuados por el ARRENDATARIO en dólares moneda de curso legal de los Estados Unidos de América a menos que este prohibido por la Ley Mexicana. Todos los pagos deberán ser realizados por adelantado durante los primeros 5 (cinco) días naturales de cada mes, durante el término convenido.

8.3. The LESSEE expressly agrees to pay the current rent under this Contract, within the first 5 (five) calendar days of each calendar month during the Initial Term of this Agreement and its extensions or, as the case may be, while the LESSEE continues in possession of the LEASED PROPERTY after the expiration of the term. In the event that the LEASED PROPERTY is delivered on a date after the first day of the calendar month, the rent corresponding to said calendar month will be adjusted proportionally considering months of 30 days, said amount being due within the first 5 (five) days following the date of delivery of the LEASED PROPERTY. In like manner shall be adjusted the rent payable in the calendar month in which the TERM OF THE LEASE, if the last day of such term is not the last day of the calendar month.

8.3. El ARRENDATARIO conviene expresamente en este acto en pagar la renta vigente de tiempo en tiempo conforme a este Contrato, dentro de los primero 5 (cinco) días naturales de cada mes calendario que ocurra durante la vigencia del presente Contrato o, en su caso, mientras el ARRENDATARIO continúe en posesión del INMUEBLE ARRENDADO con posterioridad a dicha vigencia. En caso de que el INMUEBLE ARRENDADO sea entregado en fecha posterior al día# primero del mes de calendario, la renta correspondiente a dicho mes de calendario será ajustada proporcionalmente considerando meses de 30 días, siendo dicha cantidad exigible dentro de los primero 5 (cinco) días naturales siguientes a la fecha de entrega del INMUEBLE ARRENDADO. De igual manera se ajustará la renta pagadera en el mes de calendario en que ocurra el vencimiento del TÉRMINO DEL ARRENDAMIENTO si el último día de dicho plazo no es el último día del mes de calendario.

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All payments shall be made to the LESSOR by deposit to the following bank accounts:	Todos los pagos se harán al ARRENDADOR mediante depósito a las cuentas bancarias siguientes:
US Dollars:	Dólares:
Banco: SCOTIABANK INVERLAT S.A.	Banco: SCOTIABANK INVERLAT S.A.
Sucursal: PLAZA RIO TIJUANA (BCN)	Sucursal: PLAZA RIO TIJUANA (BCN)
Cliente: LOGISTICA INDUSTRIAL DE TIJUANA ESTE, S.A. DE C.V.	Cliente: LOGISTICA INDUSTRIAL DE TIJUANA ESTE, S.A. DE C.V.
Cuenta: 13002318695	Cuenta: 13002318695
Clabe: 044028130023186958	Clabe:044028130023186958
8.4. The LESSOR agrees to deliver to the LESSEE an invoice, valid Digital Tax Receipt by Internet (CFDI), in its PDF and XML versions that meets all the fiscal requirements necessary for its deduction by the LESSEE according to the applicable legislation, on the first days of each calendar month that occurs during the Initial Term and, if applicable, the Extension (s). In no event shall the delay in the delivery of such tax receipt release LESSEE from its rent payment obligations under this Contract.

8.4. El ARRENDADOR conviene en entregar al ARRENDATARIO una factura, Comprobante Fiscal Digital por Internet (CFDI) valido, en sus versiones de PDF y XML que reúna todos los requisitos fiscales necesarios para su deducción por parte del ARRENDATARIO conforme a la legislación aplicable, los primeros días de cada mes calendario que ocurra durante el Plazo y, en su caso, la(s) Prorrogas(s). En ningún caso, el retraso en la entrega de dicho recibo liberará al ARRENDATARIO de sus obligaciones de pago de renta conforme a este Contrato.

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8.5. In the event that the LESSEE fails to pay the rent within the term of (5) (five) calendar days of each month pursuant section 8.3. above, it must pay the LESSOR for the concept of late payment the interest rate of 1.5% (one point five) monthly.

8.5. En caso de que el ARRENDATARIO no realice el pago de la renta dentro del término de 5 (cinco) días naturales de cada mes señalado en el párrafo 8.3 anterior, deberá pagar al ARRENDADOR por concepto de retraso el interés moratorio del 1.5% (uno punto cinco por ciento) mensual.

8.6. The rent must be paid starting from two (2) months after Final Delivery date, therefore when LESSEE receives from LESSOR the LEASED PROPERTY pursuant the delivery certificate set forth under clause 3.6. of this agreement. For all purposes any reference to an annually obligation will be referred in terms of this clause based on the date when Final Delivery was completed.

8.6. La renta deberá ser pagada a partir de los dos (2) meses posteriores a la Fecha de Entrega Final, por lo tanto cuando el ARRENDATARIO reciba del ARRENDADOR la PROPIEDAD ARRENDADA conforme al certificado de entrega establecido en la cláusula 3.6. de este acuerdo. A todos los efectos, cualquier referencia a una obligación anual se hará referencia en términos de esta cláusula en función de la fecha en que se completó la Entrega final.

NINTH.- UTILITIES AND PROPERTY TAX	NOVENA.- SERVICIOS E IMPUESTO PREDIAL

9.1. The LESSEE has the obligation to contract electric service under his own expense with LESSOR or with whoever LESSOR assigns as service provider, with such service having a capacity of 1,000 KVAs which can be increased to 2,000 KVAs by the LESSEE within two years from the date of execution of this Contract by paying to LESSOR upon delivery of the additional capacity the amount of $0.04 (four cents US CY) United States Currency plus the corresponding Value Added Tax for every square foot of the LEASED PROPERTY, and that will be added to the updated rent at that time. Also, the payment established in the present clause will have an annual increase of 2.5% applying the first increase in accordance with the anniversary date established in clause eight.

LESSEE shall pay the connection rights, meters, deposits and monthly consumption expenses, under substantially the same terms of the Power Purchase Agreement which is attached as Exhibit “K”.

9.1. El ARRENDATARIO se obliga a contratar el servicio eléctrico a su cuenta y nombre, ante el ARRENDADOR o a quien el Arrendador designe como empresa prestadora del servicio, cuyo servicio tendrá una capacidad de 1,000 KVAs que podrá ser incrementado a 2,000 KVAs por el ARRENDATARIO dentro de dos años de la fecha de celebración de este Contrato por lo que deberá pagar al ARRENDADOR a partir de la fecha del incremento de capacidad, una renta mensual adicional por el balance del periodo del término del arrendamiento y cualquiera de sus extensiones la cantidad de $0.04 (cuatro centavos) moneda de los Estados Unidos de América mas el impuesto al Valor Agregado por cada pie cuadrado de superficie del INMUEBLE ARRENDADO, que será sumado a la renta vigente en su momento. De la misma manera el pago establecido en la presente clausula estará sujeto al incremento anual del 2.5% aplicando el primer incremento acorde a la misma fecha de aniversario indicada en la cláusula octava.

El ARRENDATARIO deberá pagar los derechos de conexión, medidores, depósitos y gastos de consumo mensuales~~,~~ en sustancialmente los mismos términos que el Contrato de Suministro de Electricidad cual se anexa como Anexo “K”.

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Likewise, it will be the obligation of the LESSEE to comply with the Mexican norm regulated by the National Electric System, specifically with the Network Code, naming and not limiting his responsibility as a user imposed by norm, according to the terms and conditions specified in Exhibits “L-1” and “L-2” of this Agreement.	Asimismo, el ARRENDATARIO se obliga a cumplir con la normatividad mexicana que regula el Sistema Eléctrico Nacional, específicamente con el Código de Red, enunciando mas no limitando su responsabilidad que la normatividad le impone como usuario, de acuerdo con los términos y condiciones que se especifican en los Anexos “L-1” y “L-2” del presente Contrato.

Also, it will be the obligation of the LESSEE to contract with the LESSOR or with whom the landlord indicates, the water and sewage services, and pay the fees for connection, measurement, and services, to obtain the water and sewage lines necessary for the LEASED PROPERTY in compliance with the norm imposed by Mexican laws and specifications required by the LESSOR.

Asimismo, será obligación del ARRENDATARIO el contratar ante el ARRENDADOR o a quien el Arrendador designe como empresa prestadora del servicio, los servicios de suministro de agua potable y descarga de aguas, y pagar los derechos de conexión, medición y suministro del servicio, para obtener tanto las líneas de agua y descarga necesarias para el INMUEBLE ARRENDADO, cumpliendo para ello con la normatividad que las leyes mexicanas le imponen y con las especificación que le indique el ARRENDADOR.

9.2. LESSEE shall be responsible to pay the value added tax transferred by the LESSOR for the rent and other consideration that the LESSEE shall pay to the LESSOR pursuant to this Agreement.

9.2. El ARRENDATARIO será responsable de pagar el impuesto al valor agregado que el ARRENDADOR le traslade por la renta y otras contraprestaciones que el ARRENDATARIO pague al ARRENDADOR en términos del presente Contrato.

9.3. The property tax of the LEASED PROPERTY shall be paid by LESSOR and reimbursed by LESSEE, within 10 (ten) Business Days following the request by the lessor together with a copy of the evidence of the corresponding payment and the invoice, valid Digital Tax Receipt by Internet (CFDI), in its PDF and XML versions that meets all the fiscal requirements necessary for its deduction by the LESSEE according to the applicable legislation corresponding to the requested reimbursement.

9.3. El impuesto predial de la PROPIEDAD ARRENDADA deberá ser pagado por el ARRENDADOR y rembolsado por el ARRENDATARIO dentro de los diez (10) Días Hábiles siguientes a recibir el requerimiento del ARRENDADOR acompañado con la copia del comprobante de pago correspondiente y de la factura, Comprobante Fiscal Digital por Internet (CFDI) válido, en su versiones de PDF y XML que reúna todos los requisitos fiscales necesarios para su deducción por parte del ARRENDATARIO conforme a la legislación aplicable correspondiente al reembolso solicitado.

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TENTH.- IMPROVEMENTS, MAINTENANCE AND REPAIRS	DÉCIMA.-MANTENIMIENTO Y REPARACIONES

10.1. LESSEE will be responsible for the maintenance of the LEASED PROPERTY in all its components, including sidewalks and preventive maintenance required by the building. THE LESSOR will be solely responsible for the maintenance of the structural integrity of the building.

10.1. El ARRENDATARIO será responsable del mantenimiento del INMUEBLE ARRENDADO en todos sus componentes, incluyendo banquetas exteriores y mantenimiento preventivo que requiera el edificio. EL ARRENDADOR será el único responsable por el mantenimiento de la integridad estructural del edificio.

The LESSEE shall be solely responsible for taking care of the integrity of the floors of the LEASED PROPERTY and ensuring that they are maintained in optimal conditions respecting the capacity indicated herein:

El ARRENDATARIO será el único responsable de cuidar la integridad de los pisos del INMUEBLE ARRENDADO y asegurar que se mantengan en óptimas condiciones respetando las capacidades aquí indicadas:
Load Capacity in Interior Floor:	Capacidad de Carga en Piso Interior:
1. Forklift capacity	1. Capacidad montacargas
Maximum permissible axle load = 17,500 Lb (7,954 Kg)	Carga por eje máxima admisible = 17,500 Lb (7,954 Kg)
2. Load capacity of racks	2. Capacidad de carga de racks
Maximum point load = 6,000 Kg	Carga puntual máxima = 6,000 Kg
3. Pallet loading capacity	3. Capacidad de carga de pallets
Maximum uniform load = 8,428 Kg /m²	Carga uniforme máxima = 8,428 Kg/m²
Any violation of the load capacity, the LESSEE will be solely responsible for the structural damage of the floors.	Cualquier violación a las capacidades de carga, el ARRENDATARIO será el único responsable por el daño estructural de los pisos.
10.2. LESSEE may build permanent improvements in the LEASED PROPERTY with prior written notice to and consent of the LESSOR, with the understanding that these improvements will be left in the LEASED PROPERTY at the LESSOR’s option for the benefit of the LESSOR, when the LESSEE vacates, without obligation from the LESSOR to pay or compensate the improvements or constructions made by the LESSEE. LESSOR will have the right at the end of this Agreement, to determine if LESSEE improvements shall be removed at LESSEE’s cost and areas returned to original condition, exception made for normal wear and tear.

10.2. El ARRENDATARIO podrá construir modificaciones permanentes en el INMUEBLE ARRENDADO previa notificación por escrito al ARRENDADOR y autorización del ARRENDADOR, en el entendido de que estas mejoras quedarán en el INMUEBLE ARRENDADO a elección del ARRENDADOR para beneficio del mismo, al desocupar el ARRENDATARIO el INMUEBLE ARRENDADO, sin que en tal evento se origine obligaciones a cargo del ARRENDADOR de pagar o indemnizar las mejoras o construcciones realizadas por el ARRENDATARIO. El ARRENDADOR tendrá el derecho al final de este Contrato, de determinar si las mejoras del ARRENDATARIO se eliminarán al costo del ARRENDATARIO y los espacios volverán a su estado original, con excepción del desgaste normal.

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LESSEE request for permanent improvements shall include construction drawings and specifications.	La solicitud del ARRENDATARIO para realizar mejoras permanentes debe incluir planos de construcción y especificaciones.
If LESSOR does not respond to a request to build permanent improvements from LESSEE within fifteen (15) business days, it shall be understood that the request has been granted and LESSEE may proceed to build such permanent improvements.

Si el ARRENDADOR no responde a una solicitud para construir mejoras permanentes del ARRENDATARIO dentro de los quince (15) días hábiles a partir de la entrega de dicha solicitud, se entenderá que la solicitud ha sido otorgada y el ARRENDATARIO puede proceder a construir tales mejoras permanentes.

10.3. Maintenance of the LESSEE. LESSEE at its expense shall carry out the ordinary and preventive maintenance tasks of the LEASED PROPERTY and its equipment and installations inside and outside the INDUSTRIAL BUILDING, including without limitation: fire protection system, interior pipes (plumbing), air conditioning, lighting and electrical installations, windows, platforms, doors, walls, paint, ceilings, floors and floor joint sealing, carpets, divisions, substation, and in general all the interior and exterior of the LEASED PROPERTY.

10.3. Mantenimiento del ARRENDATARIO. El ARRENDATARIO a su costa deberá llevar a cabo las labores de mantenimiento ordinario del INMUEBLE ARRENDADO y preventivo del INMUEBLE ARRENDADO en sus equipos e instalaciones tanto interiores como exteriores, incluyendo sin limitar: sistema contraincendios, tuberías, aire acondicionado, instalación eléctrica, ventanas, andenes, puertas, muros, pisos y juntas de pisos, pintura, techos, alfombras, divisiones, sistema contra incendio, estacionamiento, jardines, cercos y bardas, subestación, y en general todo lo relativo interior y exterior del INMUEBLE ARRENDADO.

10.4. In any case, the LESSEE will be responsible for keeping the LEASED PROPERTY clean and in good condition as well as contracting garbage and hazardous waste collection services that are required according to the LESSEE’s activities in the LEASED PROPERTY.

10.4. En todo caso el ARRENDATARIO será responsable de mantener el INMUEBLE ARRENDADO limpio y en buen estado así como contratar los servicios de recolección de basura y residuos peligrosos que se requieran de acuerdo a las actividades del ARRENDATARIO en el INMUEBLE ARRENDADO.

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10.5. All maintenance tasks carried out by the LESSEE in accordance with the provisions of this section, will be made with quality materials, by qualified personnel and/or reputable company in such a way that the LEASED PROPERTY is kept in the same state in that it was received by the LESSEE, and considering its normal wear and tear during the time of the use of the LEASED PROPERTY and under normal maintenance conditions.

10.5. Todas las labores de mantenimiento que lleve a cabo el ARRENDATARIO de conformidad con lo previsto en este inciso, serán hechas con materiales de calidad, por personal calificado y/o empresa certificada de modo tal que el INMUEBLE ARRENDADO se conserve en el mismo estado en que fue recibido por el ARRENDATARIO, y considerando su uso y desgaste normal durante el tiempo del uso del INMUEBLE ARRENDADO y bajo condiciones normales de mantenimiento.

10.6. Maintenance by the LESSOR. The LESSOR agrees expressly and assumes the obligation to carry out at its cost and expense the necessary maintenance and repairs exclusively related to the problems and/or structural failures to the LEASED PROPERTY during the term of the LEASE of this instrument and the extensions, including without limiting, the exterior of the LEASED PROPERTY, landscaping, lighting, street maintenance, security and controlled access to the premises, with the exception of those events that originate fortuitous causes or reasons outside the LESSOR´s will.

10.6. Mantenimiento del ARRENDADOR. El ARRENDADOR conviene expresamente y asume la obligación de llevar a cabo a su costo y gasto las reparaciones necesarias exclusivamente relacionadas con los problemas y/o fallas estructurales del INMUEBLE ARRENDADO durante el plazo de ARRENDAMIENTO del presente instrumento y las prórrogas, incluyendo sin limitar el exterior del INMUEBLE ARRENDADO, jardinería, iluminación, mantenimiento de calles, seguridad y acceso controlado al local, a excepción de aquellos eventos que originen causas fortuitas o ajenas a la voluntad del ARRENDADOR.

10.7. For these purposes, it will be understood as default of the LESSEE the failure to comply with its maintenance obligations in accordance with the provisions of subsection 10.3 above and it will be understood as default by LESSOR if LESSOR fails to comply with its maintenance and repair obligations in accordance with the provisions of subsection 10.6 above.

10.7. Para estos efectos, se entenderá por omisión del ARRENDATARIO el no cumplir con sus obligaciones de mantenimiento conforme a lo previsto en el inciso 10.3 anterior, y así mismo será considerado incumplimiento del ARRENDADOR, si incumple con sus obligaciones de mantenimiento de conformidad con lo regulado en la subsección 10.6 anterior.

10.8. The LESSEE must notify the LESSOR in writing, as soon as it becomes aware of the existence of any defect in the LEASED PROPERTY that could constitute a hidden defect, a structural defect in the LEASED PROPERTY or the need to carry out any of the repairs that are in charge of the LESSOR as established in this Section, so that the LESSOR as promptly as reasonably possible is informed or is made aware of the existence of said defect.

10.8. El ARRENDATARIO deberá notificar por escrito al ARRENDADOR, tan pronto como tenga conocimiento acerca de la existencia de cualquier defecto en el INMUEBLE ARRENDADO que pudiera constituir un vicio oculto, un defecto estructural en el INMUEBLE ARRENDADO o de la necesidad de llevar a cabo cualquiera de las reparaciones que a cargo del ARRENDADOR se establecen en esta cláusula, para que el ARRENDADOR en el tiempo más expedito al que razonablemente le sea factible a partir de que se hubiera enterado o se debía de haber enterado de la existencia de dicho defecto, falla o desperfecto.

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10.9. If there is any hidden defect, structural defect or damage to the LEASED PROPERTY, the LESSOR will go to the LEASED PROPERTY for the purpose of evaluating it within 5 (five) calendar days following the date on which it received the notifications referred to in the preceding paragraph (except in case of emergency, in which case the LESSOR must go no later than on the day following the date on which it received the notification). The LESSOR must submit to the LESSEE, within five (5) calendar days following the date on which the LESSOR went to the LEASED PROPERTY to perform the damage assessment (except in case of emergency, in which case the LESSOR must submit it no later than the day following the date on which he went to the LEASED PROPERTY to carry out the evaluation of the damage), a report in which (i) the defect is detailed, (ii) it states whether or not it is a structural defect, hidden defect or a repair that is the responsibility of the LESSOR under this Agreement, (iii) the probable causes of the same, (iv) the actions that will be carried out for its repair if the LESSOR is responsible for such repair under this Contract, (v) the estimated time to complete the repair in question and (vi) the manner in which the repair will be carried out.

10.9. En caso de existir algún vicio oculto, defecto estructural o desperfecto en el INMUEBLE ARRENDADO, el ARRENDADOR acudirá al INMUEBLE ARRENDADO con el propósito de evaluar el mismo dentro de los 5 (cinco) días naturales siguientes a la fecha en que hubiere recibido las notificaciones a que se hace referencia en el párrafo que antecede (salvo en caso de emergencia, en cuyo caso el ARRENDADOR deberá acudir a más tardar al día siguiente a la fecha en que hubiere recibido la notificación). El ARRENDADOR deberá presentar al ARRENDATARIO, dentro de los cinco (5) días naturales siguientes a la fecha en que el ARRENDADOR acudió al INMUEBLE ARRENDADO para realizar la evaluación del desperfecto (salvo en caso de emergencia, en cuyo caso el ARRENDADOR deberá presentarlo a más tardar al día siguiente a la fecha en que haya acudido al INMUEBLE ARRENDADO un informe en el que (i) se detalle el defecto, (ii) se confirme si es o no un defecto estructural, vicio oculto o una reparación que sea responsabilidad del ARRENDADOR conforme a este Contrato, (iii) las causas probables del mismo, (iv) las acciones que se llevarán a cabo para su reparación en caso de ser responsabilidad del ARRENDADOR conforme a este Contrato, (v) el tiempo estimado para completar la reparación de que se trate y (vi) la manera en que se llevará a cabo la reparación del mismo.

10.10. The LESSEE must allow the LESSOR, its employees, contractors and other persons designated by the LESSOR, access to the LEASED PROPERTY, in order to carry out the works and repairs that are necessary in terms of this clause; provided that the LESSOR sends written notice to the LESSEE at least 2 (two) business days in advance, except in case of emergency where no prior notice is required; with the understanding that, the LESSOR, its employees, contractors and other persons designated by the LESSOR shall comply with the internal regulations and security policies of the LESSEE and, to the extent possible, shall not interfere with the LESSOR’s operations, and they sign confidentiality letter/agreement under standard terms requested by LESSEE to its vendors.

10.10. El ARRENDATARIO deberá permitir al ARRENDADOR, sus empleados, contratistas y demás personas designadas por el ARRENDADOR, el acceso al INMUEBLE ARRENDADO, con el fin de realizar las obras y reparaciones que fuesen necesarias en términos de esta cláusula; siempre que el ARRENDADOR envíe aviso por escrito al ARRENDATARIO con por lo menos 2 (dos) días hábiles de anticipación, salvo en caso de emergencia donde no se requiera de aviso previo; en el entendido de que, el ARRENDADOR, sus empleados, contratistas y demás personas designadas por el ARRENDADOR deberán cumplir con los reglamentos y políticas internas de seguridad del ARRENDATARIO y en la medida de lo posible no deberán inferir con las operaciones del ARRENDATARIO.

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10.11. In the event that the hidden defect or the structural defect endangers the safety of the LEASED PROPERTY or its occupants and visitors, or creates a hazardous situation for any of the assets located in the LEASED PROPERTY, the LESSOR shall provide as soon as possible a repair or provisional solution to avoid any of the cases indicated in this paragraph in which the repair or definitive correction in question is made.

10.11. En caso de que el vicio oculto o el defecto estructural pongan en peligro la seguridad del INMUEBLE ARRENDADO o de sus ocupantes, o represente una afectación a los bienes propiedad del ARRENDATARIO que en ese momento se encuentren dentro del INMUEBLE ARRENDADO, el ARRENDADOR deberá proveer a la brevedad posible una reparación o solución provisional para evitar cualquiera de los casos señalados en este párrafo en lo que se realiza la reparación o corrección definitiva de que se trate.

10.12. The time for the definitive repair of a hidden defect or structural defect shall not exceed 90 (ninety ) calendar days, unless the repair cannot be carried out within that period, in which case, the LESSOR shall be deemed to be in compliance with its obligation under this clause in the event that during said period it delivers to the LESSEE evidence that actions are being carried out for the repair in question, such as ordering the necessary materials or elements for said repair and a report detailing (i) the repair, (ii) the reason why more time is required, (iii) the estimated date to complete the repair in question and (iv) the provisional measures that will take so that the LESSEE can continue using the LEASED PROPERTY in a normal way or as normal as possible.

10.12. El tiempo para la reparación definitiva de un vicio oculto o defecto estructural no podrá exceder de 90 (noventa) días naturales, salvo que la reparación no pueda ser llevada a cabo dentro de dicho plazo, en cuyo caso, se considerará que el ARRENDADOR está en cumplimiento de su obligación conforme a esta cláusula en el caso de que durante dicho plazo entregue al ARRENDATARIO evidencia de que se están llevando a cabo las acciones tendientes a la relación de que se trate, tales como el ordenar los materiales o elementos necesarios para dicha reparación y un informe en el que se detalle (i) la reparación, (ii) se justifique el motivo por el que se requiere más tiempo, (iii) la fecha estimada para completar a reparación de que se trate y (iv) las medidas provisionales que tomará para que el ARRENDATARIO pueda seguir utilizando el INMUEBLE ARRENDADO de manera normal o lo más normal posible.

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10.13. If the performance of the repairs in question requires and interferes with the normal use and enjoyment of the LEASED PROPERTY or take more than 90 (ninety) days to repair, the LESSOR shall only charge monthly rent for the respective area used by the LESSEE during such repair period.

10.13. Si la realización de las reparaciones de que se trate requieren e interfieren con el uso y goce normal del INMUEBLE ARRENDADO o tomen más de 90 (noventa) días para completarse, el ARRENDADOR sólo cobrara la renta mensual correspondiente al área utilizada por el ARRENDATARIO durante dicho periodo de reparación.

10.14. In the event of any repairs by the LESSOR, the LESSOR must ensure that the personnel used have the technical capacity and experience to do the work that corresponds, and that said personnel, contractor, subcontractor or any company or individual assigned by LESSOR to perform the repairs has the civil liability insurance necessary to cover any damage that may occur to the property belonging to the LESSEE located within the LEASED PROPERTY and keep the LESSEE free, harmless, and indemnify LESSEE for any damage, loss, cost or expense related to any action that said personnel might attempt against the LESSEE alleging any relationship or employment relationship with the LESSEE with respect to said personnel.

10.14. En caso de cualquier reparación a cargo del ARRENDADOR, este deberá cerciorarse de que el personal utilizado cuente con la capacidad técnica y experiencia para hacer el trabajo que corresponda, y que dicho personal cuente con los seguros de responsabilidad civil necesarios para cubrir cualquier daño que pudieran causar a los bienes propiedad del ARRENDATARIO que se encuentren dentro del INMUEBLE ARRENDADO y mantendrá al ARRENDATARIO libre, en paz y a salvo y le indemnizará respecto de cualquier daño, pérdida, costo o gasto relacionado con cualquier acción que dicho personal pudiera intentar en contra del ARRENDATARIO alegando alguna relación o vínculo laboral con el ARRENDATARIO respecto de dicho personal por cualquier acción del ARRENDATARIO sea legalmente responsable, que afecte a dichas personas.

10.15. The LESSEE shall be responsible to comply with the requirements of the Fire Department of Tijuana, for the operation permit of the LEASED PROPERTY.	10.15 El ARRENDATARIO será responsable de cumplir con los requisitos del Departamento de Bomberos de Tijuana para el permiso de operación del INMUEBLE ARRENDADO.
ELEVENTH.- ASSIGNMENT OF RIGHTS AND LEASING; SUBROGATION.	DÉCIMA PRIMERA.- CESIÓN DE DERECHOS Y ARRENDAMIENTO; SUBROGACIÓN.

11.1. The LESSEE may not SUBLEASE all or a portion of the LEASED PROPERTY, nor assign the rights of the LEASED PROPERTY, nor assign and/or give the rights of this LEASE Agreement, unless it has the prior written consent of the LESSOR, which shall not be unreasonably withheld or delayed, but in its case, said LEASE or assignment shall not relieve the LESSEE of any of its obligations contained in this Agreement, especially those that refer to the payment of the rent and those guaranteed by the PERSONAL GUARANTY that is attached to this Contract as Exhibit “O”.

11.1. El ARRENDATARIO no podrá arrendar todo o una porción del INMUEBLE ARRENDADO, ni tampoco ceder los derechos del INMUEBLE ARRENDADO, ni asignar y/o ceder los derechos del presente Contrato de ARRENDAMIENTO, salvo que cuente con el consentimiento previo y por escrito del ARRENDADOR y del FIADOR, pero en su caso, dicho ARRENDAMIENTO o cesión no relevará al ARRENDATARIO de ninguna de sus obligaciones contenidas en este Contrato, especialmente aquellas que se refieran al pago de la renta y aquellas garantizadas por la GARANTÍA DE ARRENDAMIENTO que se acompaña al presente Contrato como Anexo “O”.

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11.2 The PARTIES agree that the GUARANTOR shall at all times have the right, but not the obligation, to subrogate in the rights and obligations that correspond to the LESSEE in terms of this Agreement, without the need for authorization from the LESSOR or the LESSEE, by delivering a written notice to the LESSOR, with a copy to the LESSEE, such subrogation in favor of the GUARANTOR becoming effective on the calendar day following the day of delivery of the notice to the LESSOR. When the subrogation becomes effective, the LESSEE will immediately hand over the possession of the LEASED PROPERTY to the GUARANTOR

In the event of subrogation by the GUARANTOR, it is established that all the conditions agreed in this contract will remain valid, especially those that refer to the payment of rent and those guaranteed by the LEASE GUARANTEE that is attached to this contract as Annex "O".

11..2. Las PARTES acuerdan que el FIADOR tendrá en todo momento el derecho, más no la obligación, de subrogarse en los derechos y obligaciones que le corresponden al ARRENDATARIO en términos del presente Contrato, sin necesidad de autorización del ARRENDADOR o del ARRENDATARIO, mediante entrega de un aviso por escrito al ARRENDADOR, con copia al ARRENDATARIO, surtiendo efectos la subrogación a favor del FIADOR al día natural siguiente al día de la entrega del aviso al ARRENDADOR. Al surtir efectos la subrogación, el ARRENDATARIO entregará de inmediato la posesión del INMUEBLE ARRENDADO al FIADOR.

En el caso de la subrogación por parte del FIADOR queda establecido que todas las condiciones acordadas en el presente contrato se mantienen validas, especialmente aquellas que se refieran al pago de la renta y aquellas garantizadas por la GARANTÍA DE ARRENDAMIENTO que se acompaña al presente contrato como Anexo “O”.

TWELFTH. – MAINTANANCE FEES PAYMENTS AND INSURANCE.	DÉCIMA SEGUNDA.- PAGO DE CUOTAS DE MANTENIMIENTO Y SEGUROS
12.1 .The LESSEE is obligated to pay a COMMON AREAS maintenance fee for the amount of USD$0.03 (three cents US CY) United States Dollars, per square foot, each month, plus the Value Added Tax, excluding the area of the maneuver patio and the parking, within the first 5 days of each calendar month, plus value added tax, starting on Final Delivery, including the insurance, payable directly to the LESSOR, subject to the prior delivery to the LESSEE of an invoice, valid Digital Tax Receipt by Internet (CFDI), in its PDF and XML versions that meets all the fiscal requirements necessary for its deduction by the LESSEE according to the applicable legislation.

12.1. El ARRENDATARIO se obliga a pagar la cuota de mantenimiento por la cantidad de USD$0.03 (tres centavos), moneda de los Estados Unidos de América, por pie cuadrado del INMUEBLE ARRENDADO excluyendo el área del patio de maniobras y los estacionamiento, dentro de los primeros 5 (cinco) días naturales de cada mes, más el impuesto al valor agregado, iniciando en la fecha de entrega final, pagaderos directamente al ARRENDADOR, sujeto a la previa entrega al ARRENDATARIO de la factura, Comprobante Fiscal Digital por Internet (CFDI) válido, en su versiones de PDF y XML que reúna todos los requisitos fiscales necesarios para su deducción por parte del ARRENDATARIO conforme a la legislación aplicable.

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Also, LESSEE is obliged to pay insurance premiums incurred by LESSOR for the amount of $0.015 (fifteen thousandths) United States Currency, per square feet of the LEASED PROPERTY, excluding the area of the maneuver patio and the parking, within the first 5 days of each calendar month, plus value added tax, , starting on the FINAL DELIVERY DATE, payable directly to the LESSOR, subject to the prior delivery to the LESSEE of an invoice, valid Digital Tax Receipt by Internet (CFDI), in its PDF and XML versions that meets all the fiscal requirements necessary for its deduction by the LESSEE according to the applicable legislation.

Así también el ARRENDATARIO se obliga a pagar los gastos de seguros que incurre el ARRENDADOR por la cantidad de $0.015 (uno punto cinco centavos), moneda de los Estados Unidos de América, por pie cuadrado del INMUEBLE ARRENDADO, excluyendo el área del patio de maniobras y de estacionamiento, dentro de los primeros 5 (cinco) días naturales de cada mes más el impuesto al valor agregado, iniciando en la fecha de entrega final, pagaderos directamente al ARRENDADOR sujeto a la previa entrega al ARRENDATARIO de la factura, Comprobante Fiscal Digital por Internet (CFDI) válido, en su versiones de PDF y XML que reúna todos los requisitos fiscales necesarios para su deducción por parte del ARRENDATARIO conforme a la legislación aplicable.

The delay in the payment of the fee established above will cause a charge of 2% (two percent) of monthly interest according to the stipulated dates.	El retraso del pago de la cuota establecida anteriormente causará un cargo de 2% (dos por ciento) de interés mensual de acuerdo a las fechas estipuladas.
In the event that the LEASED PROPERTY is delivered on a date after the first day of the calendar month, the fees provided in this Section 12.1 corresponding to said calendar month will be adjusted proportionally considering months of 30 days, said amount being due within the first 5 (five) days following the date of delivery of the LEASED PROPERTY. In like manner shall be adjusted the payments for the calendar month in which the TERM OF THE LEASE, if the last day of such term is not the last day of the calendar month.

En caso de que el INMUEBLE ARRENDADO sea entregado en fecha posterior al día primero del mes de calendario, las cuotas establecidas en esta Sección 12.1 correspondiente a dicho mes de calendario será ajustada proporcionalmente considerando meses de 30 días, siendo dicha cantidad exigible dentro de los primero 5 (cinco) días naturales siguientes a la fecha de entrega del INMUEBLE ARRENDADO. De igual manera se ajustarán los pagos por el mes de calendario en que ocurra el vencimiento del TÉRMINO DEL ARRENDAMIENTO si el último día de dicho plazo no es el último día del mes de calendario.

The insurance payment indicated here is independent of the obligatory insurance that the LESSEE must maintain, described in clause THIRTEEN of this contract.	El pago de seguros indicados aquí es independiente de los seguros obligados que debe mantener el ARRENDATARIO descritos en la cláusula DECIMO TERCERA del presente contrato.

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12.2 .LESSOR shall be responsible to the LESSEE that the administrator of the industrial park in which the LEASED PROPERTY is located correctly and timely provides the services that are listed in the document that is added as Exhibit “M” to this Contract and that is an integral part of the same.

12.2. El ARRENDADOR será responsable frente al ARRENDATARIO de que el administrador del parque industrial en el que se ubica el INMUEBLE ARRENDADO preste correcta y oportunamente los servicios que se relacionan en el documento que se agrega como Anexo “M” al presente Contrato y que forma parte integral del mismo.

12.3. Maintenance fee and insurance indicated in the present contract will have an annual increase at the same percentage and time as rent increases and beginning on the same date of rent increases.

12.3. La cuota de mantenimiento y la cuota de seguros estipulada en el presente contrato tendrá un incremento anual en el mismo porcentaje y tiempo en que aumente la renta y comenzando en la misma fecha en que aumente la renta.

THIRTEENTH.- INSURANCE	DÉCIMA TERCERA.- SEGUROS
13.1 .The LESSEE is obliged to take out, pay, and maintain in force during the present (this) LEASE, an insurance policy that has the following conditions and coverages:	13.1. El ARRENDATARIO se obliga a contratar, pagar, y mantener vigente durante el presente contrato de arrendamiento, un seguro que tenga las siguientes condiciones y coberturas:
a) The replacement value of the property USD $2´100,000 USD.	a) Valor de reposición del inmueble USD $2´100,000.00 (dos millones quinientos mil 00/100 moneda americana)
b) General Liability Insurance for activities and property (persons and property) combined single limit for Insured amounts $ 2´000,000 USD.	b) Responsabilidad civil actividades e inmuebles (personas y bienes) limite único combinado por la suma asegurada de $2,000,000.00 (dos millones de dólares 00/100 moneda americana).
c) Business interruption insurance covering at least 6 months of rent.	c) Seguro de Interrupción de rentas con una cobertura de mínimo 6 meses de renta.

The LESSEE undertakes to contract and maintain in force in favor of the LESSOR a Business Insurance for all risk against damages caused by fire, lightning, explosion, earthquake and flood (not including equipment, furniture or facilities of the lessee) for the amount of replacement of the value of the same, according to the amount indicated at the beginning of this clause and under the approval of the LESSOR, through an insurance policy issued by the company legally authorized and approved by the LESSOR, in which said policy must appear as the preferred beneficiary to the LESSOR

El ARRENDATARIO se obliga a contratar y mantener vigente a favor del ARRENDADOR un Seguro Empresarial todo riesgo contra daños producidos por incendio, rayo, explosión, terremoto e inundación (sin incluir equipo, mobiliario o instalaciones propias de la arrendatario) por el importe de reposición del valor del mismo, de acuerdo a la cantidad indicada al inicio de esta cláusula y bajo la aprobación del ARRENDADOR, mediante póliza de seguro expedida por la compañía legalmente autorizada y aprobada por el ARRENDADOR, en la cual deberá aparecer como beneficiario preferente dicha póliza al ARRENDADOR

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It is agreed that the appraisal that determines replacement value for the real property shall be updated by LESSEE at the time of each renewal of said policy, and shall also be obligated to obtain Civil Liability Insurance, to guarantee the payment of any third party injuries.

Queda convenido que el avaluó que determine el valor de la reposición del inmueble, el ARRENDATARIO deberá actualizarlo juntamente con cada renovación de la póliza referida, además está obligada a contratar un Seguro de Responsabilidad Civil, a efecto de garantizar cualquier daño a terceros.

The LESSEE must deliver such insurance policies to LESSOR at the time of receipt of the LEASE PROPERTY beginning at the EARLY ACCESS PERIOD. The LESSEE agrees to maintain such insurance policies in force for the duration of the contract, forholding to the LESSOR a copy of its renewal within 15 calendar days after its expiration, in other words, a copy of the policy that will come into force, situation that will occur during the term of the contract and in the case of their respective renewals.

El ARRENDATARIO deberá entregar dichas pólizas de seguro al ARRENDADOR, al momento de la recepción del INMUEBLE ARRENDADO iniciando en el PERÍODO DE ACCESO ANTICIPADO. El ARRENDATARIO se obliga a mantener vigente dichas pólizas de seguro por todo el tiempo en que dure el contrato, y obligándose a entregar al ARRENDADOR una copia de su renovación en un término no mayor a 15 días naturales posteriores a su vencimiento, es decir, copia de la póliza que entrara en vigor, situación que ocurrirá durante la vigencia del contrato y en el caso de sus respectivas renovaciones.

All the personal property that is located within the LEASED PROPERTY, will be under the custody and responsibility of the LESSEE. LESSEE is responsible for insuring its property as it determines appropriate. Such insurance, if any, will include a “waiver of subrogation of rights".	Todos los bienes que se encuentren dentro del INMUEBLE ARRENDADO, quedarán bajo la custodia y responsabilidad del ARRENDATARIO. El ARRENDATARIO es responsable de asegurar su propiedad según lo considere apropiado. Dicho seguro, si lo hubiera, incluirá una “no subrogación de derechos”.
The LESSEE is obliged to install reasonable fire protection measures to safeguard the LEASED PROPERTY, including fire extinguishers and to keep them in optimal operating conditions.

El ARRENDATARIO está obligado a instalar medidas de protección contra incendios razonables para salvaguardar la PROPIEDAD ARRENDADA, incluidos extintores de incendios y mantenerlos en óptimas condiciones de funcionamiento.

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The insurance mentioned in this Clause will be in force during the term of the Contract and the minimum requirements established in this Clause may only be modified with the prior written authorization of the LESSOR. The LESSEE will also deliver to the LESSOR proof of the payments of the respective policies. In the event that the LESSEE does not renew the insurance policies upon expiration, the LESSOR shall be empowered to do so and the LESSEE is obliged to reimburse the LESSOR, upon request, any amount that it has paid for this reason.

Los seguros mencionados en la presente Cláusula estarán vigentes durante la vigencia del Contrato y los requisitos mínimos establecidos en esta Cláusula solamente podrán ser modificados previa autorización por escrito del ARRENDADOR. El ARRENDATARIO igualmente entregará al ARRENDADOR comprobantes de los pagos de las pólizas respectivas. En caso de que el ARRENDATARIO no renueve las pólizas de seguros a su vencimiento, el ARRENDADOR estará facultado para hacerlo y el ARRENDATARIO se obliga a reembolsar al ARRENDADOR, previo requerimiento, cualquier cantidad que esta hubiere erogado por este motivo.

If the LESSOR assigns or disposes in any way the rights under this Agreement, the insurance policies shall be modified and endorsed to the assignee as the beneficiary of the corresponding insurance.

En caso de que el ARRENDADOR cediere o enajenare de cualquier forma los derechos derivados del presente Contrato, las pólizas de seguro deberán modificarse y endosarse para anotar al cesionario de este como beneficiario de los seguros correspondientes.

The policies must include a clause that they cannot be cancelled without the prior notice to LESSOR, and must be prepared to the reasonable satisfaction of the LESSOR.	Las pólizas deben incluir una cláusula de que no se pueden cancelar sin previo aviso al ARRENDADOR, y deben estar preparadas a la satisfacción razonable del ARRENDADOR.
FOURTHTEENTH.- LOSS AND DESTRUCTION	DÉCIMA CUARTA.- PÉRDIDA Y DESTRUCCIÓN
14.1. In case of damage or destruction as a result of the LESSEE’s own negligent activities and the insurance company does not cover said damage or destruction, the LESSEE will quickly repair the damage or destruction at its own cost and to the satisfaction of the LESSOR. In case the LEASED PROPERTY cannot be repaired, the LESSOR will be reimbursed for the amounts equivalent to the damages, including rent.

14.1. En caso de daño o destrucción como resultado de la negligencia del ARRENDATARIO y que la compañía de seguros no cubra dicho daño o destrucción, el ARRENDATARIO reparará rápidamente el daño o destrucción a su propio costo y a satisfacción del ARRENDADOR. En caso de que el INMUEBLE ARRENDADO no pueda ser reparado, el ARRENDADOR será reembolsado por las cantidades equivalentes a los daños, incluida la pérdida de ingresos por rentas.

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14.2 In the event that the LEASED PROPERTY cannot be used due to structural damage suffered to the LEASED PROPERTY due to causes beyond the direct control of the LESSEE, the amount of the rent must be reduced to the extent and proportion in which the property cannot be used, until it is repaired by the LESSOR. If the condition continues for more than six (6) months, LESSEE has the option to terminate this Agreement, without waiving any rights LESSEE may have under this Agreement.

14.2 En caso de que el INMUEBLE ARRENDADO no pueda ser utilizado por daños estructurales sufridos dentro del INMUEBLE ARRENDADO por causas ajenas al control directo del ARRENDATARIO, el monto de la renta se deberá de reducir en la medida y proporción en que no se pueda utilizar el INMUEBLE ARRENDADO, hasta en tanto no sea reparado por el ARRENDADOR. Si la condición continúa por más de seis (6) meses, el ARRENDATARIO tiene la opción de rescindir este Acuerdo, sin renunciar a ningún derecho que el ARRENDATARIO pueda tener bajo este Acuerdo.

FIFTEEN. – RETURN AND DELIVERY OF THE LEASED PROPERTY AT THE END OF THE TERM OF THE LEASE AGREEMENT.	DÉCIMA QUINTA.- DEVOLUCIÓN Y ENTREGA DEL INMUEBLE ARRENDADO AL TÉRMINO DE VIGENCIA DEL CONTRATO DE ARRENDAMIENTO.
15.1. The LESSEE must, on the last day of the Agreement, or on the last day of its extension, or in case of early termination, deliver possession of the LEASED PROPERTY to the LESSOR without delay and in suitable conditions for its use, excluding normal wear and tear. For purposes of the foregoing, the PARTIES within 30 (thirty) calendar days prior to the end of the term of the LEASE, shall conduct a joint inspection for the purpose of determining the condition and status of the LEASED PROPERTY.

15.1. El ARRENDATARIO deberá, en el último día de vigencia del Contrato, o en el último día de su prorroga, o en caso de terminación anticipada, entregar la posesión del INMUEBLE ARRENDADO al ARRENDADOR sin demora y en condiciones adecuadas para su uso, excluyendo el desgaste normal. Para efectos de lo anterior, las PARTES dentro de 30 (treinta) días naturales anteriores a la terminación del término del ARRENDAMIENTO, efectuarán una inspección conjunta con el propósito de determinar la condición y estado del INMUEBLE ARRENDADO.

Also, LESSEE agrees that the LEASED PROPERTY shall be returned to LESSOR under the conditions indicated in Exhibit “N”.	Así también el ARRENDATARIO deberá hacer entrega del INMUEBLE ARRENDADO al ARRENDADOR de acuerdo a lo estipulado en el Anexo “N”.
In the event that the term of the Contract has expired, the LESSEE fails to comply with its obligation to return it and deliver it to the LESSOR, the LESSEE must pay the LESSOR as a penalty for each month that it continues to occupy the LEASED PROPERTY, the equivalent to fifty percent (50%) of the amount of rent, plus the corresponding value added tax, calculated MONTH TO MONTH, from the MONTH in which it incurred in breach until the MONTH in which the material and legal possession of the LEASED PROPERTY is tendered to LESSOR directly or through the Court.

En el supuesto de que habiendo terminado la vigencia del Contrato, el ARRENDATARIO incumpla con su obligación de devolverlo y hacer la entrega del mismo al ARRENDADOR, el ARRENDATARIO deberá pagar al ARRENDADOR por concepto de penalidad por cada mes que siga ocupando el INMUEBLE ARRENDADO, el equivalente al 50% (cincuenta) del monto de renta, más el correspondiente impuesto al valor agregado, calculado MES CON MES, desde el MES en que incurrió en incumplimiento hasta el MES en que al ARRENDADOR se le entregue la posesión del INMUEBLE ARRENDADO físicamente o de manera judicial.

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This amount is additional to any and all rents for all the time LESSEE continues the occupancy of the LEASED PROPERTY.	Este monto es adicional a todas las rentas que deberá pagar el ARRENDATARIO por el tiempo que continúe ocupando el INMUEBLE ARRENDADO.
The prior penalty shall not be understood as a waiver of the LESSOR to its right to claim for obtaining possession of the LEASED PROPERTY beginning on that date.	La penalidad anterior no se entenderá como renuncia por parte del ARRENDADOR a su derecho de reclamar la posesión del INMUEBLE ARRENDADO a partir de esa fecha.
15.2. All signs, inscriptions, marquees and similar objects installed by the LESSEE must be removed no later than the day this Agreement ends, or LESSEE’s occupancy ends, whichever is first.

15.2 Todos los letreros, inscripciones, marquesinas y objetos análogos que haya instalado el ARRENDATARIO deberán ser removidos a más tardar el día en que termine el presente Contrato, o de la fecha en que se entregue la posesión lo que ocurra primero.

15.3 .The furniture and equipment installed by the LESSEE will remain the property of the LESSEE and must be removed by the LESSEE before concluding this Agreement and the LESSEE must, at its own expense, repair any damage that may occur due to the uninstalling or removal of the facilities above mentioned.

15.3 El mobiliario y equipo instalado por el ARRENDATARIO continuará siendo propiedad del ARRENDATARIO y deberá ser removido por el ARRENDATARIO antes de concluir el presente Contrato y el ARRENDATARIO deberá, por su cuenta, reparar cualquier daño que se produzca por la desinstalación o remoción de las instalaciones arriba mencionadas.

SIXTEENTH. – ACCESS TO THE LEASED PROPERTY BY THE LESSOR.	DÉCIMA SEXTA.- ENTRADA AL INMUEBLE ARRENDADO POR EL ARRENDADOR.
16.1 .The LESSEE shall allow the LESSOR or its authorized representatives to enter the LEASED PROPERTY at business hours, upon reasonable notice, in order to inspect and perform the necessary repairs only if the LESSEE does not perform them within 5 (five) business days after receiving the corresponding notice from the LESSOR.

16.1 El ARRENDATARIO permitirá al ARRENDADOR o sus representantes autorizados la entrada al INMUEBLE ARRENDADO en días y horas hábiles, mediante notificación con un tiempo prudente, con el objeto de inspeccionar y realizar las reparaciones que sea necesarias solo si el ARRENDATARIO no las realiza dentro de los 5 (Cinco) días hábiles siguientes de que reciba el aviso correspondiente del ARRENDADOR.

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16.2 .Nothing in this Clause shall be construed as an obligation of the LESSOR to perform said work and, in such virtue, does not constitute a waiver of the rights that this Contract foresees for breach of the LESSEE to perform said work.

16.2. Nada en esta Cláusula deberá interpretarse como una obligación del ARRENDADOR para realizar dicha obra y en tal virtud, no constituye una renuncia a los derechos que el presente Contrato prevé por incumplimiento del ARRENDATARIO de realizar dicha obra.

16.3 .In the event that the LESSEE decides not to extend the term of this Agreement, the LESSOR will have the right to enter the LEASED PROPERTY in days and working hours with the purpose of showing the LEASED PROPERTY to potential clients or tenants, by means of a written notice given with 24 (Twenty-four) hours in advance on a business day to the LESSEE.

16.3. En el caso de que el ARRENDATARIO decida no prorrogar el plazo de este Contrato, el ARRENDADOR tendrá el derecho de entrar al INMUEBLE ARRENDADO en días y horas hábiles con el propósito de mostrar el INMUEBLE ARRENDADO a posibles clientes o ARRENDATARIOS potenciales, mediante aviso por escrito dado con 24 (Veinticuatro) horas de anticipación y siempre y cuando sea día hábil al ARRENDATARIO.

SEVENTEENTH.- WARRANTIES	DÉCIMA SÉPTIMA.- GARANTÍAS
17.1 .As security deposit and to guaranty the compliance of the present contract, upon signing of this agreement, shall deliver to LESSOR the amount of USD$45,939.53 USD (forty five thousand nine hundred thirty nine dollars and 53/100 US CY), against the corresponding receipt issue by the LESSOR. The guaranty deposit may be used by LESSOR at his own discretion to cover debts, unfulfilled payment obligations, past due rents in terms of this contract, to cover any invoice debt, utilities or necessary expenses to repair the LEASED PROPERTY under the assumption that the LESSEE is responsible for those debts or expenses in terms of this contract. The LESSOR will return the security deposit, less any debt to which payment the security deposit had been applied, within 30 (thirty) calendar days following the return of possession of the LEASED PROPERTY to the LESSEE.

17.1. Como deposito en garantía y para garantizar el cumplimiento de las obligaciones de este contrato, el ARRENDATARIO a la firma del presente contrato, entregará a favor del ARRENDADOR la cantidad de USD$45,939.53 (cuarenta y cinco mil novecientos treinta y nueve 53/100) Moneda de los Estados Unidos de América, contra el recibo correspondiente expedido por el ARRENDADOR. El depósito en garantía podrá ser utilizado por el ARRENDADOR a su sola discreción para cubrir adeudos, obligaciones de pago incumplidas, rentas vencidas en términos de este contrato, para cubrir cualesquier adeudo de facturas, servicios públicos o gastos necesarios para reparar el INMUEBLE ARRENDADO en el supuesto de que el ARRENDATARIO sea responsable por dichos adeudos o gastos en los términos de este contrato. El ARRENDADOR restituirá el depósito en garantía, menos cualquier adeudo a cuyo pago se hubiese aplicado el depósito en garantía, dentro de los 30 (treinta) días naturales siguientes a que ocurra la devolución de la posesión del INMUEBLE ARRENDADO al ARRENDATARIO.

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17.2. Simultaneously to the execution of this Contract, the GUARANTOR has signed a LEASE GUARANTEE corresponding to the rent payments that originate by virtue of this LEASE and which is attached to this Contract as Annex "O".

17.3 The GUARANTOR expressly waives the benefits of excursion granted by the Civil Code for the State of Baja California.

17.2. Simultáneamente a la celebración del presente Contrato, el FIADOR ha suscrito una GARANTÍA DE ARRENDAMIENTO correspondiente a los pagos de renta que se originen por virtud del presente ARRENDAMIENTO y que se acompaña al presente Contrato como Anexo “O”.

17.3. El FIADOR renuncia expresamente a los beneficios de orden y excusión que se contemplan en el Código Civil para el Estado de Baja California.

EIGHTEENTH. – SUBORDINATION AND SALE	DÉCIMA OCTAVA.- SUBORDINACIÓN Y VENTA
18.1 .The LESSEE agrees that the LESSOR shall submit this Agreement (including any extension) to any mortgage or lien constituted on the LEASED PROPERTY, with the understanding that the creditor agrees not to interfere with the possession and other rights of the LESSEE under this Agreement for the time in which the LESSEE continues to fulfill its obligations. In the event that the creditor acquires the title deed by auction or any other means, or that the LEASED PROPERTY is acquired by a third party, the new owner will accept that the LESSEE is a party to the LEASE and will comply with obligations of the LESSOR in the terms of this LEASE Agreement and the LESSEE will recognize said creditor or person who acquires the property of the LEASED PROPERTY as the new LESSOR. In its case, the LESSEE and the LESSOR agree to hold the necessary acts to execute the agreements contained in this Clause.

18.1. El ARRENDATARIO conviene en que el ARRENDADOR someterá el presente Contrato (incluida cualquier prorroga) a cualquier hipoteca o gravamen constituido sobre el INMUEBLE ARRENDADO, en el entendido de que el acreedor convenga en no interferir con la posesión y otros derechos del ARRENDATARIO bajo el presente Contrato por el tiempo en que el ARRENDATARIO continúe cumpliendo sus obligaciones. En el caso de que el acreedor adquiera el título de propiedad por remate o cualquier otro medio, o que el INMUEBLE ARRENDADO sea adquirido por un tercero, el nuevo propietario aceptará que el ARRENDATARIO es parte en el ARRENDAMIENTO y ejecutará las obligaciones del ARRENDADOR en los términos de este Contrato de ARRENDAMIENTO y el ARRENDATARIO reconocerá a dicho acreedor o persona que adquiera la propiedad del INMUEBLE ARRENDADO como el nuevo ARRENDADOR. En su caso, el ARRENDATARIO y el ARRENDADOR acuerdan celebrar los actos necesarios para ejecutar los acuerdos contenidos en la presente Cláusula.

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NINETEENTH.- ENVIRONMENTAL CLAUSE	DÉCIMA NOVENA.- CLÁUSULA AMBIENTAL
19.1. LESSOR shall be responsible for any environmental conditions and/or Contamination on the LEASED PROPERTY existing on or prior to the date on which the LEASED PROPERTY is delivered to LESSEE for occupancy and LESSOR shall indemnify and hold LESSEE and the GUARANTOR and their respective shareholders, directors, officers and employees free of any loss, claim, legal action, penalty or sanction, either administrative, civil or criminal of any federal, state or municipal agency arising from any such environmental conditions and/or Contamination.

19.1. EL ARRENDADOR será responsable de cualquier condición ambiental y/o contaminación del INMUEBLE ARRENDADO, existente anteriormente o a la fecha en que el INMUEBLE ARRENDADO se entregue a EL ARRENDATARIO para su ocupación, y EL ARRENDADOR deberá indemnizar y liberar a EL ARRENDATARIO y a EL FIADOR y a sus respectivo accionistas, administradores, representantes y empleados de cualquier por cualquier perdida, pena, sanción sea esta del orden administrativa, civil o penal de cualquier organismo gubernamental federal, estatal o municipal que se derive de dichas circunstancias ambientales y/o contaminación.

The LESSEE is obliged to use the LEASED PROPERTY in accordance with the applicable Environmental Legislation and shall indemnify and hold the LESSOR, and its shareholders, directors, officers and employees free of any loss, claim, legal action, penalty or sanction, either administrative, civil or criminal of any federal, state or municipal agency that relates to the LEASED PROPERTY that is caused by a breach or violation by the LESSEE, its officials, employees and/or their legal representatives, to any Environmental Legislation or of any other type of environmental contingencies that have occurred after the date of delivery of the building subject matter of this Agreement when attributable to LESSEE and/or parties who access to the LEASED PROPERTY based on LESSEE operations and until the expiration date of the Term of the LEASE Agreement and its renewals and that originate in and/or to the LESSOR. Likewise, the LESSEE shall have the obligation to notify the LESSOR and keep it informed in writing, of the development and result of any judicial or administrative process in which the LESSEE is a party, related to authorizations, permits, verifications, infractions, damages, prejudices or actions in general in environmental matters, of a federal, state or municipal nature, including but not limited to environmental impact, pollution to air, soil or water, noise, hazardous waste, use, use and discharge of wastewater, referred as a whole as “Environmental Matters”. In case of rescission of this Agreement for breach of the provisions of this Section 19.1, the LESSEE shall not be released of responding, indemnifying and releasing the LESSOR from any liability, harm or prejudice that may arise in, for or related to the LEASED PROPERTY in Environmental Matters caused by a breach or violation by LESSEE.

El ARRENDATARIO está obligado a utilizar el INMUEBLE ARRENDADO de conformidad con la Legislación Ambiental aplicable y deberá indemnizar y mantener al ARRENDADOR, y sus accionistas, directores, funcionarios y empleados libres de cualquier pérdida, reclamo, acción legal, pena o sanción, ya sea administrativa, civil o penal de cualquier agencia federal, estatal o municipal que se relacione con el INMUEBLE ARRENDADO ya sea que se derive de un incumplimiento o violación por parte del ARRENDATARIO, sus funcionarios, empleados y/o sus representantes legales, a cualquier Legislación Ambiental o de cualquier otro tipo de contingencias ambientales que hayan ocurrido con posterioridad a la fecha de entrega del edificio materia de este Contrato y hasta la fecha de vencimiento del Término del ARRENDAMIENTO y que se originen en y/o al ARRENDADOR. Igualmente, el ARRENDATARIO tendrá la obligación de notificar al ARRENDADOR y mantenerlo informado por escrito, del desarrollo y resultado de cualquier proceso de carácter judicial o administrativo en que el ARRENDATARIO sea parte, relacionado con autorizaciones, permisos, verificaciones, infracciones, daños, perjuicios o acciones en general en materia ambiental, de carácter federal, estatal o municipal, incluyendo pero no limitado a impacto ambiental, contaminación a aire, suelo o agua, ruido, residuos peligrosos, uso, aprovechamiento y descarga de aguas residuales, en su conjunto “Materia Ambiental”. En caso de rescisión de este Contrato por incumplimiento imputable al ARRENDATARIO de lo estipulado en esta Sección 19.1, el ARRENDATARIO no quedará relevado de responder, indemnizar y sacar en paz y a salvo al ARRENDADOR de cualquier responsabilidad, daño o perjuicio que se genere en, para o relacionado al INMUEBLE ARRENDADO en Materia Ambiental, siempre y cuando la misma sea causada por el ARRENDATARIO.

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19.2. LESSEE undertakes to comply with all the obligations under the Environmental Laws and the Official Mexican Standards regarding the discharge of wastewater. Likewise, the LESSEE undertakes to prepare and deliver to the LESSOR and to any governmental authority, as reasonably required by the LESSOR or by any governmental authority, reports on the content of the wastewater discharged by the LESSEE.

19.2. El ARRENDATARIO se obliga a cumplir con todas las obligaciones al amparo de las Leyes Ambientales y las Normas Oficiales Mexicanas respecto de la descarga de aguas residuales. Asimismo, el ARRENDATARIO se obliga a preparar y entregar al ARRENDADOR y a cualquier autoridad gubernamental, según sea razonablemente requerido por el ARRENDADOR o por cualquier autoridad gubernamental, reportes sobre el contenido de las aguas residuales descargadas por el ARRENDATARIO.

The LESSOR may take samples of the waste waters generated by the LESSEE to be analyzed by the LESSOR. The LESSOR shall deliver a copy to the LESSEE of any report generated based on said analysis.

El ARRENDADOR podrá tomar muestras de las descargas generadas por el ARRENDATARIO para ser analizadas por el ARRENDADOR. El ARRENDADOR deberá entregar una copia al ARRENDATARIO de cualquier reporte generado con base a dicho análisis.

In case of rescission of this Agreement for breach of the provisions of this Section 19.2, the LESSEE shall not be released from its responsibility.	En caso de rescisión de este Contrato por incumplimiento imputable al ARRENDATARIO de lo estipulado en esta Sección 19.2, el ARRENDATARIO no quedará liberado de su responsabilidad.
The foregoing does not release the LESSEE from its responsibilities or obligations to any governmental authority regarding the discharge of wastewater and, therefore, the LESSEE will be the only responsible party for compliance with said responsibilities and obligations and is obliged to indemnify and hold harmless the LESSOR of any liability or damage caused by a breach or violation of the obligations of the LESSEE provided in this Clause.

Lo anterior no libera al ARRENDATARIO de sus responsabilidades u obligaciones con cualquier autoridad gubernamental respecto de las descargas de aguas residuales y, por lo tanto, el ARRENDATARIO será la única parte responsable del cumplimiento de dichas responsabilidades y obligaciones y se obliga a indemnizar y sacar en paz y a salvo al ARRENDADOR de cualquier responsabilidad o daño en relación con las obligaciones del ARRENDATARIO causadas por incumplimiento de este y previstas en esta Cláusula.

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TWENTIETH.- PERMITS, LICENCES AND ECOLOGICAL EQUILIBRIUM	VIGÉSIMA. PERMISOS, LICENCIAS Y EQUILIBRIO ECOLÓGICO.
20.1 .The LESSEE agrees to use the LEASED PROPERTY in accordance with the applicable environmental laws. The provisions of this Agreement and the applicable Legislation will determine the responsibility of the LESSEE. Additionally, the LESSOR during each year of the Term of the LEASE or when requested in writing to the LESSEE, shall be entitled to carry out inspections, at its sole cost and expense, studies and/or verifications in the LEASED PROPERTY indicating that the LEASED PROPERTY is free of contaminants and in compliance with the applicable Environmental Legislation.

20.1. El ARRENDATARIO se obliga a usar el INMUEBLE ARRENDADO de conformidad con las leyes ambientales aplicables. Las disposiciones de este Contrato y la Legislación aplicable determinarán la responsabilidad del ARRENDATARIO. Adicionalmente, el ARRENDADOR durante cada año del ARRENDAMIENTO o cuando lo solicite por escrito al ARRENDATARIO, estará facultado a realizar en el INMUEBLE ARRENDADO inspecciones, estudios y/o verificaciones en los cuales se haga constar que el INMUEBLE ARRENDADO se encuentra libre de contaminantes y en cumplimiento con la Legislación Ambiental aplicable.

The costs that derive from the above will be covered by the LESSOR, in the understanding, however, that if the results obtained are unfavorable due to actions by LESSEE in breach or violation of LESSEE’s obligations under this Agreement, the LESSEE shall reimburse the LESSOR for any reasonable expenses incurred, within 5 (five) business days following the presentation of the receipt and the corresponding results, and in which case the. LESSEE shall promptly implement at its own cost all the remediation actions that may be necessary in order to eliminate from the LEASED PROPERTY any contaminant and/or substance, material or hazardous waste caused by the LESSEE that emerge in said results and even agrees, in this case, to submit to the appropriate self-regulatory programs and environmental audit or similar programs in force before the Federal Environmental Protection Agency or authority that will replace it, such as “clean industry” or similar, to ensure compliance with the environmental legislation and, where appropriate, the remediation of infractions, irregularities or contamination in which the LESSEE may incur, and any remedy, infractions, irregularities or contamination LESSEE may incur.

Los costos que se deriven de lo anterior serán cubiertos por el ARRENDADOR, en el entendido, sin embargo, que si los resultados obtenidos son desfavorables debido a incumplimientos a este Contrato imputables al ARRENDATARIO, el ARRENDATARIO deberá de reembolsar al ARRENDADOR todo gasto en que hubiera incurrido debido a acciones del ARRENDATARIO por incumplimiento de sus obligaciones conforme a este contrato, dentro de los 5 (cinco) días hábiles siguientes a la presentación del recibo y los resultados correspondientes, y en cuyo caso el ARRENDATARIO deberá inmediatamente implementar bajo su propio costo todas las acciones de remediación que resulten necesarias a fin de eliminar del INMUEBLE ARRENDADO todo contaminante y/o sustancia, material o residuo peligroso causado por el ARRENDATARIO que aparezca en dichos resultados e inclusive, el ARRENDATARIO se obliga, en ese supuesto, a someterse a los programas de autorregulación y auditoría ambiental o similares vigentes ante Procuraduría Federal de Protección al Ambiente o autoridad que le sustituyera, tal vez como “industria limpia” o similares, para garantizar el cumplimiento con la legislación ambiental y en su caso, la remediación de infracciones, irregularidades o contaminación en que el ARRENDATARIO llegase a incurrir.

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20.2 .THE LESSEE must deliver to the LESSOR (i) proof that all the utilities of the LEASED PROPERTY have been duly paid until the date of termination of this Contract; (ii) filing of Abandonment of Site to the Secretary of Environmental Protection of Baja California if such certificate is required; (iii) an environmental study of the LEASED Property known as “Phase 1”, carried out by a prestigious environmental consulting firm, duly authorized by the Mexican environmental authorities, if applicable, that demonstrates that the LEASED Property is in the same or reasonably equivalent state in which it was received, according to Phase 1, and only in case of being necessary or required by Phase 1, an environmental study of the Phase II site; LESSEE shall not assume any liability relating to, or be liable to remedy Contamination caused off-site or by any third party.

20.2 EL ARRENDATARIO deberá entregar al ARRENDADOR (i) constancia de que todos los servicios públicos del INMUEBLE ARRENDADO han sido debidamente pagados hasta la fecha de terminación del presente Contrato; (ii) certificado de Abandono de Sitio expedido por la Secretaría de Protección al Ambiente de Baja California, si dicho certificado resultare requerido; (iii) un estudio ambiental de la Propiedad ARRENDADA conocido como “Fase 1”, realizado por una firma de consultoría ambiental de prestigio, debidamente autorizada por las autoridades ambientales mexicanas en caso de ser aplicable, que demuestre que el INMUEBLE ARRENDADO se encuentra en el mismo estado en el que se recibió o en un estado razonablemente equivalente, conforme al Fase 1, y solo en caso de ser necesario o sea requerido por el Fase 1, un estudio ambiental de sitio de Fase II; el ARRENDATARIO no asumirá cualquier responsabilidad respecto a, o será responsable para remediar la Contaminación causada fuera de sitio o por un tercero.

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TWENTY FIRST.- CAUSES OF TERMINATION.	VIGÉSIMA PRIMERA. – CAUSALES DE RESCISIÓN.

21.1 .This Agreement may be rescinded by the LESSOR, with no responsibility, in case any of the following events occur:	21.1 .El presente Contrato podrá ser rescindido por el ARRENDADOR, sin ninguna responsabilidad de su parte, en el supuesto de que se presente cualquiera de los siguientes eventos:
a) The LESSEE fails to pay on time and form 2 (two) or more continuous months of rent properly due under the terms of this Agreement and/or applicable law or 3 (three) or more discontinuous months of rent within a period of 12 (twelve) months; or

a) El ARRENDATARIO deje pagar en tiempo y forma 2 (dos) o más meses continuos de renta en términos de este contrato o de las leyes aplicables o 3 (tres) o más meses discontinuos de rentas dentro de un lapso comprendido de 12 (doce) meses; o

b) The LESSEE fails to pay any amount properly due or payable by the LESSEE to the LESSOR under this Contract in a term of 30 (thirty) days after a written notice from the LESSOR to the LESSEE; or

b) El ARRENDATARIO deje de pagar cualquier cantidad debidamente adeudada o pagadera por el ARRENDATARIO al ARRENDADOR conforme al presente Contrato en un plazo de 30 (treinta) días hábiles posteriores a que sea notificado; o

c) Except for the provisions of this Contract, the LESSEE assigns the rights derived from this Contract partially or totally, or in any other way grants the use, possession or partial or total use of the LEASED PROPERTY to third parties, in each case without the prior written consent of the LESSOR for this purpose and in contravention of the provisions of this Contract; or

c) Salvo por lo dispuesto en el presente Contrato, el ARRENDATARIO ceda los derechos que le derivan del presente Contrato parcial o totalmente, o de cualquier otra forma conceda el uso, posesión o goce parcial o total del INMUEBLE ARRENDADO a terceros, en cada caso sin el consentimiento previo y por escrito del ARRENDADOR para tal efecto y en contravención a lo previsto en este Contrato; o

d) The LESSEE carries out any work in, or modifications to the LEASED PROPERTY, without the written consent of the LESSOR; or	d) El ARRENDATARIO lleve a cabo cualquier obra en, o modificación al INMUEBLE ARRENDADO, sin el consentimiento por escrito del ARRENDADOR; o
e) The LESSEE uses the LEASED PROPERTY for any use other than that authorized; or	e) El ARRENDATARIO destine el INMUEBLE ARRENDADO a cualquier uso distinto al autorizado; o
f) The LESSEE opposes or in any other way prevents access to the persons designated by the LESSOR to inspect the LEASED PROPERTY or to carry out the repair work referred to in this Contract, after reasonable advance notice to the LESSEE, during business hours, and as long as the LESSEE's normal activities are not interrupted; or

f) El ARRENDATARIO se oponga o de cualquier otra forma impida el acceso a las personas designadas por el ARRENDADOR para inspeccionar el INMUEBLE ARRENDADO o para llevar a cabo los trabajos de reparación a que se refiere este Contrato, previa notificación razonable por anticipado al ARRENDATARIO, durante horas laborales, y siempre y cuando no se interrumpa las actividades normales del ARRENDATARIO o

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g) The LESSEE incurs in default of any other obligation derived from this Agreement, other than those provided in paragraphs a) and b) above, and such default continues without being remedied after 30 (ten) calendar days have elapsed after the demand by the LESSOR if such obligation is subject to a term for its performance, or 60 (sixty) calendar have elapsed after the demand by the LESSOR if such obligation is not subject to a term for its performance; or

g) El ARRENDATARIO incurra en incumplimiento de cualesquier otra obligación a su cargo derivada del presente Contrato, distinto a los previstos en los incisos a) y b) anteriores y dicho incumplimiento continúe sin remediarse después de haber transcurrido 30 (treinta) días naturales contados a partir del requerimiento del ARRENDADOR si dicha obligación se encuentra sujeta a plazo para su cumplimiento, o después de haber transcurrido 60 (sesenta) días naturales contados a partir del requerimiento del ARRENDADOR si dicha obligación no se encuentra sujeta a plazo para su cumplimiento; o

h) The LESSEE makes an assignment of its assets for the benefit of its creditors, any procedure is initiated against or by the LESSEE that seeks its insolvency, liquidation, dissolution, reorganization, restructuring or division of the LESSEE or its debts, according to any law of commercial bankruptcy or reorganization or benefit of debtors , or that seeks an order of suspension or appointment of a trustee, fiduciary, or any other intervening officer of the LESSEE or of any substantial part of their respective properties; or the LESSEE, through its shareholders meeting or board of directors or in any other way, resolves through the necessary corporate acts to authorize any of the events described in this subsection; or any competent authority declares a moratorium or suspension of payments, for any reason, of the LESSEE’s debts; or

h) El ARRENDATARIO lleve a cabo una cesión de sus bienes en beneficio de acreedores; o se entable cualquier procedimiento por parte de, o en contra del ARRENDATARIO que pretenda su concurso mercantil, liquidación, disolución, reorganización, reestructuración o escisión del ARRENDATARIO o de sus deudas, conforme a cualquier ley de concursos mercantiles o de reorganización o beneficio de deudores, o que pretenda una orden de suspensión o designación de un síndico, fiduciario, o cualquier otro funcionario interventor del ARRENDATARIO o de cualquier parte substancial de sus respectivas propiedades; o el ARRENDATARIO, a través de su asamblea de accionistas o consejo de administración o de cualquier otra forma, resuelva mediante los actos corporativos necesarios autorizar cualquiera de los eventos que se describen en este inciso; o cualquier autoridad competente declare una moratoria o suspensión de pagos, por cualquier causa, de las deudas del ARRENDATARIO; o

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i) The LESSEE is subject to any strike or similar procedure for a period greater than sixty (60) calendar days, but only if said strike causes the LESSEE to fail in its obligations to make rent payments under this Agreement; or

i) El ARRENDATARIO quede sujeto a cualquier huelga o procedimiento similar durante un período mayor a sesenta (60) días calendario, y dicha huelga cause que el ARRENDATARIO incumpla con sus obligaciones de pago de la renta conforme a este Contrato; o

j) The LESSEE permanently abandons the LEASED PROPERTY, unless LESSEE continues to pay rent. For this assumption, the PARTIES agree that the fact that the LESSEE abandons permanently the LEASED PROPERTY and ceases to pay rent, from such moment authorizes the LESSOR so that immediately and without need of order or judicial resolution, take material and legal possession of the LEASED PROPERTY, with the purpose of avoiding deterioration and damage to it; as well as a greater damage to the LESSOR when the LEASED PROPERTY is left abandoned and susceptible of being owned by any person without a legitimate title for that purpose.

j) El ARRENDATARIO abandone permanentemente el INMUEBLE ARRENDADO. Para este supuesto, las PARTES convienen que el hecho de que el ARRENDATARIO abandone permanentemente el INMUEBLE ARRENDADO, desde este momento autoriza al ARRENDADOR para que de inmediato y sin necesidad de orden o resolución judicial alguna, tome posesión material y jurídica del INMUEBLE ARRENDADO, con el propósito de evitar deterioro y daños a la misma; así como un perjuicio mayor al ARRENDADOR al quedar el INMUEBLE ARRENDADO abandonado y susceptible de ser poseído por cualquier persona sin título legítimo para dicho fin.

It is agreed that the taking of possession of the LEASED PROPERTY in accordance with the provisions herein will not relieve the LESSEE of their corresponding responsibilities derived from any damage caused by LESSEE to the LEASED PROPERTY until the date on which the LESSOR takes possession of the LEASED PROPERTY. LESSOR shall be obligated to make reasonable efforts to re-rent the LEASED PROPERTY and otherwise mitigate any damages LESSOR may claim for the period after LESSOR takes possession of the LEASED PROPERTY. For such purposes, it is agreed that the LESSOR may request the presence of a Notary Public to record in a public instrument, the state in which the LEASED PROPERTY is at the time the LESSOR takes possession of it and to take an inventory of the existing goods within it on that date, with the understanding that those goods and materials not particularly identified as inventory, equipment or furnishings will be considered waste or garbage, authorizing the LESSOR to dispose of them for recycling, garbage deposit or any other that suits its interests.

Queda convenido que la toma de posesión del INMUEBLE ARRENDADO conforme a lo aquí previsto no relevará al ARRENDATARIO de sus respectivas responsabilidades derivadas de cualquier daño causado por el propio ARRENDATARIO al INMUEBLE ARRENDADO hasta la fecha en que el ARRENDADOR tome posesión del INMUEBLE ARRENDADO, pero si respecto de daños causados con posterioridad a la fecha en que el ARRENDADOR hubiere tomado la posesión del INMUEBLE ARRENDADO. El ARRENDADOR se obliga a realizar los esfuerzos razonables para volver a arrendar el INMUEBLE ARRENDADO y cualquier otro medio para mitigar cualquier posible daño que pudiera reclamar el ARRENDADOR con posterioridad a que el mismo tome posesión del INMUEBLE ARRENDADO. Para tales efectos, queda convenido que el ARRENDADOR podrá solicitar la presencia de un fedatario público que haga constar en un instrumento público, el estado en que se encuentra el INMUEBLE ARRENDADO al momento en que el ARRENDADOR toma posesión del mismo y levantar un inventario de los bienes existentes dentro del mismo en esa fecha, en el entendido de que aquellos bienes y materiales no identificados particularmente como equipo o mobiliarios, se consideraran desecho o basura, autorizando desde este momento al ARRENDADOR a disponer de ellos para reciclaje, depósito de basura o cualquier otro que a sus intereses convenga.

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In any case, the expenses and costs incurred by the LESSOR upon taking possession of the LEASED PROPERTY as a result of a breach or violation of this Agreement by LESSEE shall be borne by the LESSEE, who shall reimburse all said costs and expenses to the LESSOR within 3(three) following days. The PARTIES acknowledge that the obligation to reimburse the LESSOR here contained is guaranteed by the corporate guaranty and with any property that is within the LEASED PROPERTY at the moment the LESSOR takes possession of it. The taking of possession of the LEASED PROPERTY by the LESSOR pursuant to this subsection, shall not release the LESSEE from its liability derived from the breach of its other obligations under this Agreement.

En todo caso, los gastos y costos incurridos por el ARRENDADOR al tomar la posesión del INMUEBLE ARRENDADO como resultado de incumplimiento de ARRENDATARIO, en los términos establecidos en este Inciso, correrán a cargo del ARRENDATARIO, quien deberá reembolsar todos dichos costos y gastos al ARRENDADOR dentro de los tres (3) días hábiles siguientes. Las PARTES reconocen que la obligación de reembolso al ARRENDADOR aquí contenida se encuentra garantizada por la Fianza y con cualquier bien que se encuentre dentro del INMUEBLE ARRENDADO al momento de que el ARRENDADOR tome posesión de la misma. La toma de posesión del INMUEBLE ARRENDADO por parte del ARRENDADOR conforme a este Inciso, no liberará al ARRENDATARIO de su responsabilidad derivada del incumplimiento de sus demás obligaciones conforme a este Contrato.

For the purposes of this subsection it will be understood that the LEASED PROPERTY has been abandoned permanently, when there is no longer the main activity or commercial operations or activities incidental thereto for which the LEASED PROPERTY was leased, employees receive no direction or work,; whether it is verified and confirmed because the absence of means of production , such as machinery or equipment necessary for such event, or because there is no presence of a workforce, such as, the work of employees, contractors, representatives, security personnel or any person who depends or has any type of contractual relationship or work with the LESSEE within the LEASED PROPERTY.

Para efectos de este Inciso se entenderá que el INMUEBLE ARRENDADO ha sido abandonado permanentemente, cuando ya no exista la actividad principal ni operaciones mercantiles para las cuales fue rentado o actividades relacionadas con el objeto social del ARRENDATARIO en el INMUEBLE ARRENDADO, ya sea que se verifique y compruebe porque la ausencia de medios de producción, tales como maquinaria ni equipo necesario para tal evento, o porque no exista la presencia de una fuerza laboral, tales como, la actividad laboral de empleados, contratistas, representantes, personal de seguridad o persona alguna que dependa o tenga cualquier tipo de relación contractual o laboral con el ARRENDATARIO dentro del INMUEBLE ARRENDADO.

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Notwithstanding the foregoing, the LEASED PROPERTY will not be considered as abandoned permanently, as long as the monthly rent payments are being paid in a timely manner.	No obstante lo anterior, el INMUEBLE ARRENDADO no se considerará como abandonado permanentemente, en tanto los pagos de renta mensual estén siendo pagados en tiempo y forma.
In the event that this Agreement is rescinded by the LESSOR, the LESSEE shall pay the LESSOR as a penalty for rescission, an amount equal to the total of rents to complete the mandatory term plus the corresponding value added tax.

En el supuesto de que el presente Contrato sea rescindido por el ARRENDADOR, el ARRENDATARIO deberá pagar al ARRENDADOR por concepto de penalidad por rescisión, un monto igual al total de las rentas pendientes de pago de acuerdo al termino de contrato forzoso establecido, más el correspondiente impuesto al valor agregado.

The LESSEE agrees and is obliged to pay the LESSOR the penalty for rescission established in this Section, in a single payment on the date on which it returns possession of the LEASED PROPERTY to the LESSOR.

El ARRENDATARIO conviene y se obliga a pagar al ARRENDADOR la penalidad por rescisión establecida en este Inciso, en un solo pago en la fecha en que devuelva la posesión del INMUEBLE ARRENDADO al ARRENDADOR.

The termination of this Contract by the LESSOR in terms of this Section 21.1 will not release the LESSEE or the GUARANTOR from the responsibility for the damages that their breach has caused to the LESSOR.

La rescisión de este Contrato por el ARRENDADOR en términos de esta Sección 21.1 no liberará al ARRENDATARIO ni al FIADOR de la responsabilidad por los daños y perjuicios que su incumplimiento haya causado al ARRENDADOR.

Notwithstanding the foregoing provided in this Section 21.1, the LESSOR agrees to refrain from rescinding this Agreement without first notifying the GUARANTOR of the LESSOR’s intention to rescind this Agreement, indicating the reason for termination and the amounts due by the LESSEE. The right of the LESSOR to terminate this Agreement for the reason notified to the GUARANTOR will be extinguished if within 10 (ten) business days after the notice by the LESSOR, the GUARANTOR pays the amounts owed, if applicable, to the LESSOR and subrogates on the rights and obligations of the LESSEE in terms of the Eleventh Clause of this Contract.

No obstante lo anteriormente dispuesto en esta Sección 21.1, el ARRENDADOR se obliga a abstenerse de rescindir el presente Contrato sin antes notificar al FIADOR de la intención del ARRENDADOR de rescindir este Contrato, indicando la causal de rescisión y en su caso las cantidades adeudadas por el ARRENDATARIO. El derecho del ARRENDADOR de rescindir este Contrato por la causal notificada al FIADOR se extinguirá si dentro de los 10 (diez) días hábiles contados a partir de la notificación del ARRENDADOR, el FIADOR paga las cantidades adeudas, en su caso, al ARRENDADOR y se subroga en los derechos y obligaciones del ARRENDATARIO en términos de la Cláusula Décima Primera de este Contrato.

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21.2. This Agreement may be rescinded by the LESSEE with the consent of the GUARANTOR, with no responsibility, in case any of the following events occur:

21.2. El presente Contrato podrá ser rescindido por el ARRENDATARIO con el consentimiento del FIADOR, sin ninguna responsabilidad de su parte, en el supuesto de que se presente cualquiera de los siguientes eventos:

a) The LESSOR fails to comply with the obligation to deliver possession of the LEASED PROPERTY in terms of the Third Clause of this Agreement.	a) El ARRENDADOR incumpla con la obligación de entregar la posesión del INMUEBLE ARRENDADO en términos de la Cláusula Tercera de este Contrato.
b) The LESSOR does not comply in a timely manner with any of its maintenance and repair obligations agreed upon in Clause Tenth of this Agreement.	b) El ARRENDADOR no cumpla oportunamente con cualesquiera de sus obligaciones de mantenimiento y reparaciones pactadas en la Cláusula Décima de este Contrato.
c) The LESSOR incurs in default of any other obligation derived from this Agreement, other than those provided in paragraphs a) and b) above, and such default continues without being remedied after 30 (thirty) calendar days have elapsed (or a longer term if established for the specific case in any clause of this Contract)after the demand by the LESSEE if such obligation is subject to a term for its performance, or after 60 (sixty) calendar days have elapsed after the demand by the LESSEE if such obligation is not subject to a term for its performance.

c) El ARRENDADOR incurra en incumplimiento de cualesquier otra obligación a su cargo derivada del presente Contrato, distinto a los previstos en los incisos a), y b) anteriores y dicho incumplimiento continúe sin remediarse después de haber transcurrido 30 (treinta ) días naturales (o un plazo más largo si se establece para el caso específico en cualquier cláusula de este Contrato), contados a partir del requerimiento del ARRENDADOR si dicha obligación se encuentra sujeta a plazo para su cumplimiento, o después de haber transcurrido 60 (sesenta) días naturales contados a partir del requerimiento del ARRENDADOR si dicha obligación no se encuentra sujeta a plazo para su cumplimiento.

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d) In case any government entity of Mexico or the United States of America initiates a procedure against the LESSOR and such procedure is not terminated within 3 (three) months after its initiation, for the purpose of (i) enforcing any law or regulation related to the prevention of money laundering, government corruption, or tax evasion or fraud, (ii) seizing, take possession of, or declaring the extinction of, the LEASED PROPERTY, or (iii) declaring the acquisition of LEASED PROPERTY by the LESSOR or by any predecessor in title to the LESSOR, the result of, or related to, criminal activity.

d) En caso de que alguna entidad gubernamental de México o de los Estados Unidos de América inicie un procedimiento contra el ARRENDADOR y dicho procedimiento no sea terminado dentro de los 3 (tres) meses posteriores a su inicio, con el propósito de (i) hacer cumplir cualquier ley o reglamento relacionado a la prevención uso de recursos de procedencia ilícita, la corrupción gubernamental o la evasión o fraude fiscal, (ii) incautar, decomisar o declarar la extinción de dominio del INMUEBLE ARRENDADO, o (iii) declarar la adquisición del INMUEBLE ARRENDADO por el ARRENDADOR o por cualquier predecesor en título del ARRENDADOR, el resultado de, o relacionado con, actividad criminal.

In the event that this Agreement is rescinded by the LESSEE, the LESSEE shall return the possession of the LEASED PROPERTY in terms of this Agreement, and the LESSOR shall return to the LESSEE the guarantee deposit in terms of Clause Seventeen of this Agreement. The termination of this Agreement by the LESSEE in terms of this Section 21.2 will not release the LESSOR from the responsibility for the damages that its breach causes to the LESSEE.

En el supuesto de que el presente Contrato sea rescindido por el ARRENDATARIO, el ARRENDATARIO restituirá la posesión del INMUEBLE ARRENDADO en términos del presente Contrato, debiendo el ARRENDADOR restituir al ARRENDATARIO el depósito de garantía en términos de la Cláusula Décima Séptima del presente Contrato. La rescisión de este Contrato por el ARRENDATARIO en términos de esta Sección 21.2 no liberará al ARRENDADOR de la responsabilidad por los daños y perjuicios que su incumplimiento haya causado al ARRENDATARIO.

TWENTY SECOND. – QUIET ENJOYMENT.	VIGÉSIMA SEGUNDA. – USO PACÍFICO.
22.1. The LESSOR undertakes that the LESSEE has, by paying rent complying with the provisions of this Agreement, the right to peaceably and quietly enjoy the LEASED PROPERTY during the term of this Agreement, without interference, meddling or inconvenience by the LESSOR, any other tenant of the Industrial Park or any third party.

22.1. El ARRENDADOR se obliga a que el ARRENDATARIO podrá, mediante el pago de renta cumpliendo con lo previsto en el presente Contrato, gozar y disfrutar del uso pacífico del INMUEBLE ARRENDADO durante la vigencia del presente Contrato, sin interferencia, intromisión o molestias por parte del ARRENDADOR, cualquier otro ARRENDATARIO del parque industrial o de cualquier tercero.

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TWENTY THIRD. NOTICES	VIGÉSIMA TERCERA. AVISOS
23.1. In any case that it is necessary or desirable for any of the PARTIES to make any notification or claim to the other party, in accordance with the provisions of this LEASE Agreement, such notice or claim must be made in person or through certified mail or registered with acknowledgment of receipt, addressed to the addresses that appear below until the same is modified or notified by the corresponding party.

23.1. En cualquier caso que sea necesario o deseable para cualquiera de las PARTES hacer cualquier notificación o reclamo a la otra parte, conforme a las disposiciones de este Contrato de ARRENDAMIENTO, tal notificación o reclamo deberá de hacerse personalmente o a través de correo certificado o registrado con acuse de recibo, dirigido a los domicilios que aparece a continuación hasta en tanto el mismo sea modificado o notificado por la parte correspondiente.

The LESSOR:	El ARRENDADOR:
Calle Misión de San Javier, number 10643, Interior 210ª, Colonia Urbana Zona Rio Tijuana, Tijuana, Baja California, México, Zip Code 22010. Tel: (664) 9763046	Calle Misión de San Javier, número 10643, Interior 210ª, Colonia Zona Urbana Rio Tijuana, Tijuana, Baja California, México, C.P. 22010. Tel: (664) 9763046.
The LESSEE:	El ARRENDATARIO
Blvd. Corredor Tijuana-Rosarito 2000 No. 15202 Interior MT8-10, 11 y 12 Zona Cerril General, C.P. 22163 Tijuana, Baja California	Blvd. Corredor Tijuana-Rosarito 2000 No. 15202 Interior MT8-10, 11 y 12 Zona Cerril General, C.P. 22163 Tijuana, Baja California
Tel: 664 454-3330 The GUARANTOR: Office of the General Counsel 100 Hale Street Newburyport, MA 01950 United States Tel: 978-352-2200	Tel: 664 454-3330 El FIADOR: 100 Hale Street Newburyport, MA 01950 Estados Unidos Tel: 978-352-2200
Once the LEASED PROPERTY has been delivered to the LESSEE, the address of the LESSEE will be the one corresponding to the LEASED PROPERTY.	Una vez entregado el INMUEBLE ARRENDADO al ARRENDATARIO, el domicilio del ARRENDATARIO será el correspondiente del INMUEBLE ARRENDADO.

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TWENTY FOURTH.- ENTIRE AGREEMENT.	VIGÉSIMA CUARTA.- TOTALIDAD DEL CONTRATO.

24.1. This Agreement and its Exhibits contain all the agreements and conditions that prevail between the PARTIES. Consequently, the PARTIES recognize that upon signing this Agreement all prior agreements will be duly formalized and complied with, except for those contemplated herein.

24.1. Este Contrato contienen todos los acuerdos y condiciones que imperan entre las PARTES. En consecuencia, las PARTES reconocen que a la firma de este Contrato todos los acuerdos previos estarán debidamente formalizados y cumplidos a excepción de los contemplados en el presente.

24.2. If any term, agreement, condition or clause of this LEASE Agreement or its application to any person or circumstance, is declared null, invalid or unenforceable, by a competent court, the remaining clauses, agreements and conditions or their application to any person or circumstance will remain in force.

24.2. Si cualquier término, acuerdo, condición o Cláusula de este Contrato de ARRENDAMIENTO o su aplicación hacia cualquier persona o circunstancia, se declara como nula, inválida o inexigible, por un tribunal competente, las restantes cláusulas, acuerdos y condiciones o su aplicación hacia cualquier persona o circunstancia permanecerán en vigor.

24.3. This Agreement is signed in four (4) copies each one constitutes an original, and all together constitute one and the same Agreement.	24.3. Este Contrato se firma en cuatro (4) ejemplares cada uno de los cuales constituye un original, y todos en su conjunto constituyen uno y el mismo Contrato.
TWENTY-FIFTH.- MODIFICATIONS	VIGÉSIMA QUINTA.- MODIFICACIONES
25.1. This Agreement may not be modified orally or in any other way than by means of a written agreement, duly signed by the representatives of the PARTIES.	25.1. Este Contrato no podrá ser modificado en forma oral ni en ninguna otra forma que no sea por medio de convenio escrito, debidamente firmado por los representantes de las PARTES.
TWENTY-SIXTH.- EXHIBITS	26.1 .VIGÉSIMA SEXTA.- ANEXOS
26.1. The documents that are added to this Agreement as exhibits, are an integral part of it and are signed by the PARTIES as proof of this circumstance.	26.1. Los documentos que se agregan a este Contrato como anexos, forman parte integrante del mismo y se encuentran firmados por las PARTES como prueba de esta circunstancia.
TWENTY-SEVENTH.- LANGUAGE	VIGÉSIMA SÉPTIMA.- IDIOMA
27.1. This Agreement is executed in English and Spanish. The PARTIES agree that in case of litigation, interpretation or divergence between the two texts, the Spanish version will prevail.	27.1. Este este Contrato se celebra en el idioma inglés y español. Las PARTES acuerdan de que, en caso de litigio, interpretación o divergencia entre los dos textos, la versión en español prevalecerá.
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TWENTY EIGHT.- CONFIDENTIALITY	VIGÉSIMA OCTAVA.- CONFIDENCIALIDAD
28.1.The PARTIES are aware that, as a result of what is established in this Agreement, confidential information will be exchanged regarding the Property and the way in which each of them conducts its business; therefore, all the information and documentation provided between them in terms of this Agreement and with respect to the legal acts that derive from it will be considered and treated by the PARTIES, its subsidiaries, shareholders, directors, officers, employees and legal and tax advisors as confidential information of the party that provided it and may not be used, duplicated, published or disclosed in any way by the other party, as appropriate, or by its branches, subsidiaries, shareholders, directors, officers, employees and legal and tax advisors to any third party without the prior written authorization of the party that provided the information. The PARTIES will take appropriate measures to ensure the confidentiality of such confidential information and will prohibit and prevent unauthorized access to it.

28.1. Las PARTES están conscientes de que, como resultado de lo establecido en este Contrato, se intercambiarán información confidencial relativa al Inmueble y a la forma como cada una de ellas conduce sus negocios; por lo que toda la información y documentación proporcionada entre ellas en términos del presente Contrato y respecto de los actos jurídicos que se deriven del mismo será considerada y tratada por las PARTES, sus filiales, accionistas, consejeros, funcionarios, empleados y asesores legales y fiscales como información confidencial de la parte que la proporcionó y no podrá ser utilizada, duplicada, publicada o divulgada en forma alguna por la otra parte, según corresponda, ni por sus filiales, subsidiarias, accionistas, consejeros, funcionarios, empleados y asesores legales y fiscales a ningún tercero sin la autorización previa y por escrito de la parte que haya proporcionado la información. Las PARTES tomarán las medidas apropiadas para asegurar la confidencialidad de dicha información confidencial y prohibirán y prevendrán el acceso no autorizado a la misma.

The following is not considered Confidential Information: (i) that which is or becomes information of public domain; (ii) that disclosed by legal provision by a third party; and (iii) that the other party has given its express, prior and written consent for its disclosure.

No se considera Información Confidencial la siguiente: (i) la que sea o se convierta en información de dominio público; (ii) la revelada por disposición legal por un tercero; y (iii) la que la otra parte haya dado su consentimiento expreso, previo y por escrito para su divulgación.

TWENTY-NINTH.- REGULATIONS	VIGÉSIMA NOVENA.- REGLAMENTOS
29.1. The LESSEE expressly acknowledges and accepts in all its terms the INDUSTRIAL PARK Internal Bylaws included in this contract as Exhibit “Q” and building construction regulations that the LESSOR will deliver to the LESSEE in due course, and hereby it is obliged to respect and abide by the stipulations contained therein.

29.1. El ARRENDATARIO reconoce expresamente estar enterado y acepta en todos sus términos sujetarse al Reglamento Interno del Parque Industrial que forma parte de este contrato como Anexo “Q” y el reglamento de construcción del edificio que en su momento EL ARRENDADOR le entregara al ARRENDATARIO, y por este medio se obliga a respetar y acatar las estipulaciones contenidas en el mismo.

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THIRTIETH. – APPLICABLE LAW AND JURISDICTION	TRIGÉSIMA.- LEY APLICABLE Y COMPETENCIA

30.1 .In case of any controversy derived from this Agreement, the PARTIES expressly submit themselves to the applicable laws of the State of Baja California, and to the competent courts of the City of Tijuana, Baja California, Mexico, expressly renouncing any other jurisdiction that may correspond to them because of their present or future addresses or for any other reason.

30.1. En caso de cualquier controversia derivada de este Contrato, las PARTES expresamente se someten a las leyes aplicables del Estado de Baja California, y a los tribunales competentes de la Ciudad de Tijuana, Baja California, México, renunciado en forma expresa a cualquier fuero que pudiera corresponderles en razón a sus domicilios presentes o futuros o por cualquier otra razón.
THIRTY FIRST.- MISCELLANEOUS	TRIGÉSIMA PRIMERA.- VARIOS
31.1 Signage. In case that LESSEE intends to place any commercial sign or similar in any part of the Premises, the PARTIES hereby agree that the same must be authorized by the LESSOR, whose authorization will not be unreasonably withheld or delayed, provided that, additionally, any such commercial sign or similar, including those already approved by the LESSOR pursuant to this Section, shall also comply with the provisions applicable to the LEASED PROPERTY, including without limitation those provisions regarding urban development and mercantile establishments as applicable to the LEASED PROPERTY.

31.1 Anuncios y Rótulos. En caso de que el ARRENDATARIO pretenda colocar cualquier anuncio o rótulo en cualquier parte del INMUEBLE ARRENDADO, las PARTES convienen que el mismo deberá ser autorizado por el ARRENDADOR, cuya autorización no será negada injustificadamente, y además todos dichos anuncios o rótulos, incluyendo aquellos que ya han sido aprobados por el ARRENDADOR conforme a este Inciso, deberán de cumplir con las disposiciones legales aplicables a la PROPIEDAD ARRENDADA, incluyendo sin limitar, aquellas disposiciones en materia de desarrollo urbano que le sean aplicables al INMUEBLE ARRENDADO.

Lessee is herein authorized to place its sing in the Leased Property as per specifications attached in Exhibit “Q” to this Agreement.	El ARRENDATARIO estará autorizado a colocar su logotipo en el INMUEBLE ARRENDADO según las especificaciones que se establecen en el Anexo “Q” de este Contrato.
Upon termination by any reason of this Agreement, LESSEE binds itself to withdraw each and all of the signage installed at the LEASED PROPERTY, and to restore the area in which such signage had been placed, including any de-coloration that the installation of such signage would have caused, in order to return the same to LESSOR in the state in which Tenant received it according to this Agreement.

A la terminación por cualquier causa de este Contrato, el ARRENDATARIO se obliga a retirar todos y cada uno de los anuncios o rótulos que hubiere instalado en el INMUEBLE ARRENDADO y a restaurar la superficie en la que dichos anuncios o rótulos se hubieren colocado, incluyendo cualquier decoloración que la instalación de dichos anuncios o rótulos hubiere causado, a fin de devolver la misma al ARRENDADOR en el mismo estado en que la recibió conforme a lo previsto en este Contrato.

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31.2 Advertisement Material. The LESSEE authorizes the LESSOR from this moment to include photographs of the interior or exterior of the LEASED PROPERTY within its promotional materials, before machinery, equipment, production lines and production-area signage are installed in the LEASED PROPERTY by LESSEE.

31.2 .Material Promocional. El ARRENDATARIO autoriza desde este momento al ARRENDADOR para incluir fotografías del interior o exterior del INMUEBLE ARRENDADO dentro de sus materiales promocionales.
31.3 Expenses. Expenses incurred by the PARTIES in the preparation and negotiation of this Agreement, including without limitation, professional fees of legal counselors, real estate advisors, will be borne by the party that incurred in them or which hired the services of such people, and each of the PARTIES hereby binds to indemnify and hold the other PARTIES herein, free and clear with respect to any claim, whether judicial or extra judicial, that any of the aforementioned individuals undertake against the other PARTIES of this Agreement by the services which, in its case, such individual had rendered to the party in this Agreement that contracted it, and to reimburse such other PARTIES regarding all those expenses incurred into by reason of the defense of any such claim, including, without limitation, attorney’s fees and related expenses.

31.3 Gastos. Los gastos incurridos por cada una de las PARTES en la elaboración y negociación del presente Contrato, incluyendo sin limitar, honorarios de asesores legales, correrán por cuenta exclusiva de la parte que los hubiere incurrido o que hubiere contratado los servicios de dichas personas, y en este acto cada una de las PARTES se obliga a indemnizar y a mantener a las demás PARTES de este Contrato, libres y en paz y a salvo respecto de toda y cualquier reclamación, ya sea judicial o extrajudicial, que cualquiera de las personas antes mencionadas iniciare en contra de las otras PARTES de este Contrato por los servicios que, en su caso, dicha persona hubiere prestado a la parte de este Contrato que la hubiere contratado, y a reembolsar a dichas otras PARTES respecto de todos aquellos gastos en que hubieren incurrido con motivo de la defensa de cualquiera dicha reclamación, incluyendo sin limitar, honorarios de abogados y gastos relacionados.

31.4 Labor Obligations. Each of the PARTIES will be responsible to comply with the obligations arising as employers pursuant to the Federal Labor Law and other applicable regulations with respect to their respective workers, and from this moment, each of them binds to indemnify and hold the other PARTIES of this Agreement, clear and free from any and all action, whether judicial or extrajudicial, that any of their workers, by whatsoever reason undertakes against any of the other PARTIES to this Agreement, and to reimburse to said other PARTIES regarding all those expenses in which they had incurred into by reason of the defense of any such action, including without limitation, attorney’s fees and related expenses.

31.4 Obligaciones Laborales. Cada una de las PARTES será responsable de dar cumplimiento a las obligaciones que derivadas de su carácter de patrón le imponga la Ley Federal del Trabajo y demás regulaciones que le sean aplicables respecto de sus trabajadores, y desde este momento cada una de ellas se obliga a indemnizar y a mantener a las demás PARTES de este Contrato, libres y en paz y a salvo respecto de toda y cualquier acción, ya sea judicial o extrajudicial, que cualquiera de sus empleados por cualquier causa iniciare en contra de las otras PARTES de este Contrato, y a reembolsar a dichas otras PARTES respecto de todos aquellos gastos en que hubieren incurrido con motivo de la defensa de cualquiera dicha acción, incluyendo sin limitar, honorarios de abogados y gastos relacionados.

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31.5. Failure to Waive; Remedies and Combined Actions. Failure or delay of the PARTIES to exercise any right of the PARTIES hereunder will not result in a waiver of same, nor any full or partial exercise of any of such rights by the PARTIES, will affect or impede the exercise of such rights or any other rights hereunder by the PARTIES. The actions and rights set forth herein are complementary and accumulative, and do not exclude any of the actions and rights of the PARTIES set forth by law.

31.5. No Renuncia; Remedios y Acciones Acumulativas. Ninguna falta por las PARTES en ejercitar, y ningún retraso en el ejercicio de, cualquier derecho de las PARTES conforme a este Contrato se entenderá como una renuncia del mismo, ni cualquier ejercicio total o ejercicio parcial de cualquiera de dichos derechos por las PARTES perjudicará o impedirá a la parte de que se trate el volver a ejercer dicho derecho o el ejercicio de cualquier otro derecho conforme a este Contrato. Las acciones y derechos previstos en el presente Contrato son complementarios y acumulativos, y no excluyen cualquiera de las acciones y derechos de las PARTES previstos por la ley.

31.6 .Delivery of Documents. LESSEE agrees and is bound to deliver to LESSOR, GUARANTOR’s publicly available financial statements at the end of December 2020, and whenever are available for any fiscal year duly signed by a GUARANTOR´s officer.

31.6. Entrega de Documentos. El ARRENDATARIO y el FIADOR convienen y se obligan a entregar al ARRENDADOR, un reporte de crédito del FIADOR emitido por una agencia externa encargada de este tipo de reportes, y las principales razones financieras, iniciando a partir de Diciembre mes de 2020, del FIADOR firmadas por su contador principal.

31.7. Ratification of Signatures and Registration. The PARTIES agree to carry out the necessary acts for this Agreement to be filed before the Public Registry of Property and Commerce in Tijuana, Baja California for recordation in property files 1166506 and 1211651, pursuant to Article 14, section III, of the Law of the Public Registry of Property and Commerce for the State of Baja California, and for this purpose the PARTIES agree to formalize this Contract by means of ratification of signature before a notary public, evidence it in a public deed or through other means suitable for its recordation, within 2 (two) months from the date of signing of this Agreement.

31.7. Ratificación de Firmas e Inscripción. Las PARTES se obligan a realizar los actos necesarios para este Contrato sea presentado ante el Registro Público de la Propiedad y de Comercio en Tijuana, Baja California para su inscripción en los folios reales 1166506 and 1211651, términos del Artículo 14, fracción III, de la Ley del Registro Público de la Propiedad y de Comercio para el Estado de Baja California, y para tal propósito las PARTES se obligan a formalizar el presente Contrato mediante ratificación de firma ante notario público, elevarlo a escritura pública o mediante otro medio apto para su inscripción, dentro de los 2 (dos) meses contados a partir de la fecha de firma de este Contrato.

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Consequently, derived from the foregoing, the PARTIES sign this Agreement in the city of Tijuana, Baja California, on August ____ 2021.	Consecuentemente derivado de lo anterior, las PARTES firman el presente Contrato en la ciudad de Tijuana, Baja California, el día ________ de Agosto de 2021.

“EL ARRENDADOR” ¨THE LESSOR¨	“EL ARRENDATARIO” ¨THE LESSEE¨
“LOGISTICA INDUSTRIAL DE TIJUANA ESTE, S.A. DE C.V.”	CO PRODUCTION DE TIJUANA S.A.DE C.V.
POR/BY: Carlos Alberto Jaramillo Silva REPRESENTANTE LEGAL/ LEGAL REPRESENTATIVE	POR/BY: Roman Alonso Caso Espinosa REPRESENTANTE LEGAL / LEGAL REPRESENTATIVE

EL FIADOR
THE GUARANTOR
UFP TECHNOLOGIES INC.,

POR/BY: Mitchell C. Rock

REPRESENTANTE LEGAL / LEGAL REPRESENTATIVE

LIST OF EXHIBITS / LISTA DE ANEXOS

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Exhibit “A”	Incorporation Deed of the Lessor. Public Instrument number 31,691, dated October 23, 2017, granted before Mr. Jose Manuel Magallón Osuna, Notary Public number 147, domiciled in the City of Mazatlán, Sinaloa.	Anexo “A”

Acta constitutiva del Arrendador. Escritura Publica número 31,691 de fecha 23 de octubre de 2017, pasada ante la fe del Lic. José Manuel Magallón Osuna, Notario Público número 147, con residencia en la Ciudad de Mazatlán, Sinaloa, México.

Exhibit “B”	Power of attorney of the legal representative of the Lessor. Public instrument number 11798-17, dated December 6, 2017, granted before Mr. Guillermo Caropresi Gomez, Notary Public number 17 domiciled in the City of Tijuana, Baja California.	Anexo “B”

Poder del representante legal del Arrendador. Póliza Mercantil número 11798-17, de fecha 6 de diciembre de 2017, pasada ante la fe del Lic. Guillermo Caropresi Gomez, Corredor Publico número 17 de la Ciudad de Tijuana, Baja California.

Exhibit “C- 1”	Public deed 79,652 dated August 3, 2018 passed certified by José Román Leyva Mortera, notary public number 5 of Tijuana, Baja California	Anexo “C-1”	Escritura pública 79,652 de fecha 3 de agosto de 2018 pasada ante la fe del Lic. José Román Leyva Mortera, titular de la notaría pública número 5 de Tijuana, Baja California.
Exhibit “C- 2” Exhibit “C-3”	Official address certificate of the Industrial Park issued by the Municipality of Tijuana. Official address certificate of the LEASED PROPERTY issued by the Municipality of Tijuana.	Anexo “C-2” “Anexo C-3”	Constancia de número oficial del Parque Industrial, emitido por el Ayuntamiento de Tijuana. Constancia de número oficial del INMUEBLE ARRENDADO, emitido por el Ayuntamiento de Tijuana.
Exhibit “D”	Drawings that contain the graphic representation and technical specifications of the LEASED PROPERTY.	Anexo “D”	Planos de diseño que contienen la representación gráfica y especificaciones técnicas del INMUEBLE ARRENDADO.
Exhibit “E”	Land use certificate of the LEASED PROPERTY, issued by the Municipality of Tijuana.	Anexo “E”	Licencia de uso de suelo del INMUEBLE ARRENDADO, emitido por el Ayuntamiento de Tijuana.

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Exhibit “F”	Incorporation deed of the Lessee.	Anexo “F”	Acta constitutiva del Arrendatario.
Exhibit “G”	Maquila INMEX program of the Lessee.	Anexo “G”	Programa INMEX del Arrendatario.
Exhibit “H”	Power of attorney of the legal representative of the Lessee.	Anexo “H”	Poder del representante legal del Arrendatario.
Exhibit “I”	Certificate of Good Standing of the Guarantor.	Anexo “I”	Certificado de cumplimiento del Fiador.
Exhibit “J”	List of authorized individuals to execute a change order.	Anexo “J”	Lista de personas autorizadas para emitir una orden de cambio válida.
Exhibit “K”	Power Purchase Agreement	Anexo “K”	Contrato de Suministro de Electricidad.
Exhibit “L-1”	Mexican General rules that contain the efficiency, quality and reliability, continuity, security and sustainability of the National Electric System.	Anexo “L-1”	Disposiciones Administrativas de carácter general que contienen los criterios de eficiencia, calidad, confiabilidad, continuidad, seguridad y sustentabilidad del Sistema Eléctrico Nacional.
Exhibit “L-2”	Network Code (Each user´s liability).	Anexo “L-2”	Código de Red (Responsabilidad de cada usuario).
Exhibit “M”	List of services that the LESSOR shall verify that the administrator of the Industrial Park correctly and timely provides to the LESSEE.	Anexo “M”	Lista de servicios que el ARRENDADOR es responsable de garantizar que el administrador del parque industrial le debe prestar correcta y oportunamente el al ARRENDATARIO.
Exhibit “N”	Delivery conditions of the LEASED PROPERTY.	Anexo “N”	Condiciones de entrega del INMUEBLE ARRENDADO.
Exhibit “O”	Corporate Guaranty.	Anexo “O”	Garantía Corporativa.
Exhibit “P”	Industrial Park Internal Bylaws.	Anexo “P”	Reglamento Interno del Parque Industrial.
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Exhibit “Q”	Rules and specifications to place the logo of the LESSEE.	Anexo “Q”	Reglas y especificaciones para colocar logotipo en fachada

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